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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Advent Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADVENT SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2014

To the Stockholders of Advent Software Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advent Software, Inc. (the "Company" or "Advent"), a Delaware corporation, will be held on Wednesday, May 7, 2014 at 9:30 a.m., local time, at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103 (the "Annual Meeting"), for the following purposes:

  1.
  To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

  3.
  To approve the Company's amended and restated 2002 Stock Plan, including reserving an additional 4,750,000 shares of Common Stock for issuance thereunder.

  4.
  To approve, on an advisory basis, the compensation of our named executive officers.

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 10, 2014 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid return envelope enclosed for that purpose. Beneficial stockholders (stockholders whose stock is held by a broker or bank, often referred to as "holding in street name") can vote via the Internet or mail, as described in the Company's proxy statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has already cast their vote.

/s/ RANDALL COOK Randall Cook Senior Vice President, General Counsel & Secretary
San Francisco, California March 27, 2014

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

i

ADVENT SOFTWARE, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

 PROCEDURAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On May 7, 2014

        The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/007974.

Annual Meeting and Voting Information

        The enclosed proxy is solicited by the Board of Directors (the "Board") of Advent Software, Inc. ("Advent", the "Company", "we", or "our") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 7, 2014 at 9:30 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103.

Who is entitled to vote at the Annual Meeting?

        Stockholders of record at the close of business on March 10, 2014 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 51,402,313 shares of our Common Stock were outstanding and entitled to vote.

What is the difference between holding shares as a "stockholder of record" and as a "beneficial owner"?

        Most stockholders of Advent hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held as a stockholder of record and as a beneficial owner:

        Stockholder of Record.    If your shares are registered directly in your name with Advent's transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Advent. As the stockholder of record, you may vote by mail or in person at the Annual Meeting. If you elect to vote by mail, Broadridge Financial Solutions, Inc. has enclosed a proxy card and a postage-paid return envelope for you to use.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or nominee. Your broker, bank, or nominee has enclosed a voting instruction form for you to use in directing the broker, bank, or nominee regarding how to vote your shares. Many brokers or banks also offer voting by Internet or telephone. Please refer to your voting instruction form for instructions on the voting methods offered by your broker or bank.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

Proposal		Board Recommendation
1.	To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	FOR
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.	FOR
3.	To approve the Company's amended and restated 2002 Stock Plan, including reserving an additional 4,750,000 shares of Common Stock for issuance thereunder.	FOR
4.	To approve, on an advisory basis, the compensation of our named executive officers.	FOR

How do I vote?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. Stockholders of record may vote by mail or by attending the Annual Meeting.

  •
  Voting by Mail.    If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Broadridge Financial Solutions, Inc. in the postage-paid return envelope provided.

  •
  Voting at the Annual Meeting.    The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and revoke any prior proxy you may have executed and vote in person.

        The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card or voting instruction card but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you should receive materials from that organization explaining how to vote and you have the right to direct that organization on how to vote the shares held in your account. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.

  •
  Voting by Mail.    If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to Broadridge Financial Solutions, Inc. in the postage-paid return envelope provided.

  •
  Voting on the Internet.    You can also choose to vote on the Internet. The web site for Internet voting is http://www.proxyvote.com and you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

  •
  Voting at the Annual Meeting.    The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting, revoke any prior proxy you may have executed, and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

        In order to vote via the Internet, please have in front of you either your proxy card or, if you have consented to receive your materials electronically, your email notification advising that materials are available online. A reference to a website address is contained on each of the documents. Upon entering the Internet address, you will be instructed on how to proceed. If you vote on the Internet, you do not need to return your proxy card or voting instruction card. Beneficial stockholders voting via the Internet should understand that, while we and Broadridge Financial Solutions, Inc. do not charge any fees for voting by Internet, there may nevertheless be associated costs, such as usage charges from Internet access providers, for which you may be responsible. Internet voting facilities are available now and will close at 8:59 p.m., Pacific Time, on May 6, 2014.

 How can I revoke my proxy or change my vote?

        You can revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

  •
  Sending written notification which should be received prior to the Annual Meeting and addressed to:

Corporate Secretary
Advent Software, Inc.
600 Townsend Street, Suite 500
San Francisco, California 94103

  •
  Submitting a new, properly signed and dated proxy card with a later date that is received no later than the deadline specified on the proxy card;

  •
  For beneficial owners, subsequently submitting a new proxy by Internet that is received by the deadline specified on the proxy card; or

  •
  For stockholders of record, attending the Annual Meeting and voting in person.

        Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

What is a quorum and why is it important?

        The quorum requirement for holding the Annual Meeting and conducting business is that the holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy.

        Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

 What is a broker non-vote?

        A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

How are votes counted?

        Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

        All shares entitled to vote and represented by properly executed proxies received prior to the 2014 Annual Meeting (and not revoked) will be voted at the 2014 Annual Meeting in accordance with the instructions indicated. If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board.

What is the voting requirement to elect the directors (Proposal No. 1)?

        A majority of the votes cast is required for the election of each of the seven nominees for director, which means that a Board member must have more votes cast for than against his or her election in order to be reelected to the Board. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law. If a director fails to obtain the required vote, the Corporate Governance Committee will work with the Board to determine whether to accept the director's resignation in accordance with our policies, as discussed further below in the section "Majority Voting Policy and Director Resignations" on page 12.

What is the voting requirement to ratify the appointment of PricewaterhouseCoopers (Proposal No. 2)?

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is not required. However, as a matter of good corporate practice, the Board has conditioned its appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 upon the receipt of the affirmative vote of a majority of the votes cast at the meeting, whether in person or by proxy. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board. However, the Board will not be required to select different independent auditors for the Company. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

What is the voting requirement to approve the amendments to the 2002 Stock Plan (Proposal No. 3)?

        The affirmative vote of a majority of the votes cast, whether in person or by proxy, is necessary to approve the amendments to the 2002 Stock Plan. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

 What is the voting requirement related to providing approval on executive compensation (Proposal No. 4)?

        The affirmative vote of a majority of votes cast, whether in person or by proxy, is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will be counted toward a quorum and have the effect of negative votes with respect to this proposal. Broker non-votes and shares not in attendance and not voted at the annual meeting will not be counted for purposes of this proposal.

        The results of the advisory vote are not binding. While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote when making future compensation decisions for our named executive officers.

What is the effect of not casting a vote at the 2014 Annual Meeting?

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2014 Annual Meeting.

        If you are a beneficial owner of shares held in street name, it is critical that you cast your vote if you want it to count. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Regulatory changes have removed the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal No. 1), on the amended and restated 2002 Stock Plan to add and reserve 4,750,000 shares of Common Stock (Proposal No. 3), and to approve on an advisory basis, the compensation of our named executive officers (Proposal No. 4), no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Advent's independent registered public accounting firm (Proposal No. 2).

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

  •
  Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company.

  •
  In order to be eligible for inclusion, stockholder proposals must be received by the Secretary of the Company no earlier than January 11, 2015 and no later than February 10, 2015, unless the annual meeting date changes more than 30 days from the date contemplated at the time of this proxy statement, in which case notice must be received not later than the later of (i) one hundred and twenty days in advance of the meeting or (ii) ten days following the date on which public announcement of the date of the meeting is first made, in each case in accordance with our Bylaws. In addition, the proposal must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Corporate Secretary, Advent Software, Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103.

 Stockholder Proposals Not Intended for Inclusion in Proxy Materials and Nomination of Director Candidates

  •
  The Company's Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. The Company's Bylaws also provide that the only business that may be conducted at an annual meeting is business that is:

  1.
  Specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;

  2.
  Properly brought before the meeting by or at the direction of the Board; or

  3.
  Properly brought before the meeting by any stockholder who (i) is a stockholder of record at the time of giving the notice and on the relevant record date and (ii) has timely complied with the notice procedures set forth in our Bylaws. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

  •
  Stockholders who wish to present a proposal at the 2015 annual meeting of stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver timely written notice of the proposal to the Secretary of the Company who should receive such items on the dates set forth above.

  •
  Nominations for the election of directors may be made by:

  1.
  The Board; or

  2.
  Any stockholder who (i) is a stockholder of record at the time of giving the notice and on the relevant record date and (ii) has complied with the procedures set forth in our Bylaws.

  •
  Stockholder nominations to the Board must meet the requirements set forth in Section 2.2 of the Company's Bylaws. Under these requirements, nominations for election to the Board of Directors may be made at a meeting of stockholders by any stockholder who is entitled to vote in the election of directors and provides timely written notice of the nomination to the Secretary of the Company. A stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than 45 calendar days nor earlier than 75 calendar days before the one year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials to stockholders (whichever is earlier) in connection with the previous year's annual meeting of stockholders. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination.

How can I obtain a copy of the Company's Bylaws?

        A copy of the Bylaws may be obtained by writing to the Secretary of the Company or by visiting our corporate website at www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About Us";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Advent Bylaws."

Who is paying for the cost of this proxy solicitation?

        The cost of soliciting proxies will be borne by the Company. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses associated with forwarding solicitation materials to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies on our behalf, without receiving any additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile.

CORPORATE GOVERNANCE

Board of Directors

        The role of the Board is to oversee the performance of the chief executive officer and other senior management of the Company in accordance with the best interests of our stockholders. The Board has responsibility for oversight of broad corporate policies, formulation of the long-term strategic, financial and organizational goals of the Company. Management is responsible for the day-to-day operations of the Company. In fulfilling its role, each director is expected to exercise his or her business judgment on an informed basis, in good faith, and in the belief that the action being taken is in the best interests of the Company. The Board is currently composed of seven persons and, other than Ms. DiMarco and Mr. Hess, all directors are "independent" under the applicable standards of the U.S. Securities and Exchange Commission (SEC) and The NASDAQ Stock Market.

Board Leadership

        Our company is led by our Chief Executive Officer (CEO) and President, Mr. Peter Hess, who joined Advent in 1994, was appointed as President of Advent in December 2008 and was promoted to CEO and President in June 2012. As of the date hereof, our Board is comprised of Mr. Hess, Ms. DiMarco (founder and former CEO), and five independent directors. Mr. John H. Scully was the Chairman of our Board from December 2003 through the date of his resignation effective September 17, 2013, upon which date Ms. DiMarco became Chair of our Board and Mr. Wendell Van Auken was appointed as Lead Independent Director.

        Our CEO is responsible for establishing the strategic direction of the Company and directing the leadership and day to day business of the Company, under the oversight of the Board. The Lead Independent Director, in consultation with the CEO, sets the agenda for meetings of the Board, and presides over Board meetings, acts as a liaison between the CEO and the independent directors and chairs any sessions or meetings of independent directors. We believe that the separation of the roles of the CEO and Chair is appropriate at this time because it allows our CEO to focus on our business operations, strategy and corporate vision. Our Chair is the founder of the Company and served as CEO until June 2012. We benefit significantly from our Chair's extensive experience with, and knowledge of, the company and its customers, markets, operations and employees; however, she is not yet regarded as independent under the NASDAQ rules. We believe that having a Lead Independent Director provides an appropriate level of independent oversight and value to the Company. We also believe that independent and effective oversight of Advent's business is maintained by our substantial majority of independent directors, the independence of all the members of the Board's Audit, Compensation and Corporate Governance Committees, and the leadership of our independent directors. On a regular basis, as part of our governance review, the Board (led by the Corporate Governance and Nominating Committee) evaluates our leadership structure to ensure that it remains an effective structure for our Company and our stockholders.

        The Board has adopted and regularly reviews, refines and updates our Corporate Governance Principles that set forth our principal corporate governance policies, including the oversight responsibilities of the Board of Directors. A current copy of the Corporate Governance Principles is available on our corporate website at www.advent.com and may be found as follows:

  1.
  From our main web page, first click on "About Us";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Corporate Governance Principles."

        In addition, we have a mechanism for stockholders to communicate directly to our independent directors as a group or with any individual director. See "Communication with the Board" below.

        The Board has three standing committees—Audit, Compensation, and Corporate Governance and Nominating. Each of the three committees is comprised solely of independent directors, with each of the three committees having a separate chair. In addition, each committee has a charter that sets forth its purpose and principal responsibilities. As provided in our Corporate Governance Principles, our independent directors meet in executive sessions at each regular Board meeting.

        Our directors represent a broad range of industry experience, having had senior management leadership experience at the policy-making level in business and technology and in areas relevant to the Company's business, and our directors regularly contribute to the effective oversight of the business and affairs of the Company. We believe that our directors should be of good character and possess sound judgment and high integrity.

Risk Oversight

        The Company's senior management is responsible for assessing and managing the Company's risks on a day-to-day basis. Our Board is responsible for overseeing the Company's overall enterprise risk management. Our Audit Committee is responsible for providing oversight of the Company's risk management with respect to significant financial and accounting policies and our Compensation Committee oversees risks related to our compensation policies. Both the Audit and Compensation Committees report their findings to the full Board. In addition, at its meetings, the Board discusses risks that the Company faces and management highlights what it believes to be the most relevant risks to the Company. Furthermore, the Board's oversight of enterprise risk involves assessment of the risk inherent in the Company's long-term strategies reviewed by the Board, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. As a technology company, we believe innovation and technological advancement includes a certain amount of measured risk taking. The Board, however, recognizes that it is the Company's and its management's responsibility to identify and attempt to mitigate those risks that could cause significant damage to the Company's business or stockholder value.

Governance Principles, and Code of Business Ethics and Conduct

        The Board has adopted Corporate Governance Principles. In addition, the Company has adopted a Code of Business Ethics and Conduct for its directors, officers, and employees, including its principal executive and senior financial officers. These materials are available on the Investor Relations section of the Company's web site, www.advent.com. If the Board makes any substantive amendment to this Code of Business Ethics and Conduct or grants any waiver, including any implicit waiver, from the provisions of the Code to one of our principal executive or senior financial officers, we will disclose the nature of the amendment or waiver on Advent's web site, located at www.advent.com, or in a Current Report on Form 8-K filed with the SEC.

 Director Independence

        The Board has determined that all current directors other than Mr. Hess and Ms. DiMarco are "independent directors" as defined in the corporate governance listing standards of The Nasdaq Stock Market and under the rules of the SEC.

        In the course of the Board's determination regarding the independence of each non-employee director, the Board considered the annual amount of Advent's sales to, or purchases from, any company where a non-employee director serves as an executive officer. The Board determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Advent's or the applicable company's consolidated gross revenues for the applicable year.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors and certain members of the Executive Management Team (EMT) of the Company. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

Committees of the Board

        The Board has established three standing Committees to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The membership of each committee as of the date of this proxy statement, the number of meetings held by each committee in fiscal 2013 and other descriptive information is summarized below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
David Peter F. Hess Jr.
Stephanie G. DiMarco
Asiff S. Hirji		Chair(2)	X(5)
James D. Kirsner(3)	Chair(1)		X(5)
Christine S. Manfredi	X	X(4)
John H. Scully(8)
Robert M. Tarkoff		X
Wendell G. Van Auken	X		Chair(6)
Total Meetings in 2013	6	8	3
Total Actions by Unanimous Written Consent in 2013	0	12(7)	0

(1)
Effective September 17, 2013, Mr. Kirsner was appointed as Chairman of the Audit Committee.

(2)
Effective September 17, 2013, Mr. Hirji was appointed as Chairman of the Compensation Committee.

(3)
Effective September 17, 2013, Mr. Kirsner resigned from the Compensation Committee.

(4)
Effective September 17, 2013, Ms. Manfredi was appointed as a member of the Compensation Committee.

(5)
Effective September 17, 2013, Mr. Hirji and Mr. Kirsner were appointed as a members of the Corporate Governance and Nominating Committee.

(6)
Effective September 17, 2013, Mr. Van Auken was appointed as Chairman of the Corporate Governance and Nominating Committee.

(7)
The purpose of the Actions by Unanimous Written Consent was primarily to approve equity awards to non-executive employees of the Company.

(8)
Effective September 17, 2013, Mr. Scully resigned from the Board.

        Audit Committee.    As of the date of this proxy statement, the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of directors Manfredi, Kirsner and Van Auken, each of whom is "independent," as defined by the listing standards of The Nasdaq Stock Market for audit committee members and meets the criteria for independence under relevant SEC rules. Mr. Kirsner is the Chairman of the Audit Committee. The Board has determined that directors Manfredi, Kirsner and Van Auken are "audit committee financial experts" as defined under the rules of the SEC. The Audit Committee acts pursuant to a written charter adopted and approved by the Board, which is available at the Company's web site, www.advent.com. For a description of the Audit Committee responsibilities, see "Audit Committee Report for the Year Ended December 31, 2013" and the "Responsibilities and Duties" section on the Audit Committee Charter.

        Compensation Committee.    As of the date of this proxy statement, the Compensation Committee consists of directors Hirji, Manfredi and Tarkoff, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market and relevant SEC and IRS rules. Mr. Hirji is the Chairman of the Compensation Committee. The Compensation Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Compensation Committee's responsibilities, see the "Responsibilities and Duties" section in the Compensation Committee Charter. See also "Compensation Committee Report for the Year Ended December 31, 2013" and "Compensation Discussion and Analysis."

        Corporate Governance and Nominating Committee.    As of the date of this proxy statement, the Corporate Governance and Nominating Committee consists of directors Hirji, Kirsner and Van Auken, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market and relevant SEC rules. Mr. Van Auken is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. The Corporate Governance and Nominating Committee is responsible for, among other things, (i) development and review of general criteria regarding the qualifications and selection of Board members and recommending candidates for election to the Board, (ii) developing, maintaining and enforcing principles of corporate governance, which include the review of any proposed amendments to the Company's Certificate of Incorporation and Bylaws and any stockholder proposals related to corporate governance, (iii) evaluating the performance of the Board, and (iv) reviewing and making recommendations regarding the composition and mandate of Board committees.

        Other Committees.    In addition to the committees set forth above, the Board may periodically establish other standing or special committees to assist it with the performance of its responsibilities. In September 2013, the Board established an Operating Committee consisting of directors Hirji, Tarkoff and DiMarco, which is a special committee that acts as an advisory body to management of the Company, including advising on strategy, operations and other matters. In addition, from time to time, the Board may establish other special committees of the Board as it deems appropriate.

Meeting Attendance; Annual Meeting

        During 2013, the Board of Directors held a total of thirteen meetings and took action three times by unanimous written consent. No incumbent director during the last year, while a member of the Board, attended fewer than 75% of (i) the total number of meetings of the Board or (ii) the total number of meetings held by all committees on which such director served.

        Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's Annual Meeting of Stockholders, the Company encourages, but does not require, directors to attend. Six members of the Company's Board attended the Company's 2013 Annual Meeting in person or via telephone.

Communication with the Board

        Any stockholder who desires to contact our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee, Advent Software, Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103. Communications will be distributed to the Chair of the Board, the Lead Independent Director or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MATTERS

Process for Nominating Directors

        The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board and identifying, considering and recommending candidates for election to the Board. It is the policy of the Committee to consider recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Advent Software, Inc., Corporate Secretary, 600 Townsend Street, Suite 500, San Francisco, California 94103, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person's ownership of the Company's Common Stock. Stockholder nominations to the Board must meet the requirements set forth in the Company's Bylaws and applicable law.

        The Committee's general process and criteria for identifying and evaluating the candidates that it recommends to the full Board for selection as director nominees are as follows:

  •
  The Committee regularly reviews the composition and size of the Board.

  •
  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

  •
  In its evaluation of director candidates, including the members of the Board eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Committee may consider appropriate. While the Board does not have a specific diversity policy, the Board considers diversity of race, ethnicity, gender, age, cultural background and professional experience, which the Board recognizes as contributing to a diversity of viewpoints and effective decision-making.

  •
  While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level, including an understanding of the financial services industry and Advent's business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

  •
  With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, at the Committee's discretion, include interviewing references for the candidate, direct interviews with the candidate, background checks by the Committee or by a third party service provider or other actions that the Committee deems necessary or proper.

  •
  The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

        After completing its review and evaluation of director candidates, the Committee recommends the director nominees for selection to the full Board of Directors.

Majority Voting Policy and Director Resignations

        In accordance with the Company's Bylaws, if there is no contested election of directors (i.e. the number of candidates for election as directors does not exceed the number of directors to be elected), a nominee for election or reelection to the Company's Board must receive more votes cast for than against his or her election or reelection in order to be elected or reelected to the Board. The Board shall nominate for election or reelection as director only candidates who have tendered, as part of the nomination process, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next stockholders' meeting at which they face reelection and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who have tendered, in connection with their appointment to the Board, the same form of resignation tendered by other directors in accordance with this policy.

        If an incumbent director fails to receive the required vote for reelection, the Corporate Governance Committee will act on an expedited basis to determine whether to accept the director's resignation and will submit such recommendation for prompt consideration by the Board. The Board will determine whether to accept or reject such resignation within 90 days from the certification of the election results. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation and their decision regarding such resignation would be based upon the specific facts and circumstances presented. Among the factors that might impact the decision of the Board include the underlying reasons for the failure of the nominee to receive a majority of votes, the tenure, qualifications and past and expected future contributions of the nominee, the ability to replace the nominee, and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet the requirements of any law, regulation, or rule, including the regulations of the SEC or the rules of any exchange on which the Company's shares are listed or traded. The Board's rationale for its decision shall be promptly disclosed in accordance with the rules and regulations of the SEC and any applicable corporate policies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Seven directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below. In the event any nominee is unable or declines to serve as a director at the time of the 2014 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. Six of the nominees are currently directors, all of which were elected to the Board by the stockholders at the last annual meeting. Mr. Frandsen was recommended to the Corporate Governance and Nominating Committee by Mr. Hess. After conducting its evaluation, including interviews with Mr. Frandsen, the Corporate Governance and Nominating Committee recommended the nomination of Mr. Frandsen to the Board of Directors. The Corporate Governance and Nominating Committee, after conducting its evaluation, recommended each of the nominees for election by the stockholders to the Board of Directors. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

        We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They should also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences at policy-making levels in business, finance and technology and in other areas that are relevant to the Company's activities. The evaluation of director nominees by the Corporate Governance and Nominating Committee also takes into account diversity, including age, experience and background.

        Below we identify and describe the key experience, qualifications and skills of directors that are most relevant to the Company's business and operations. The candidates' experiences, qualifications and skills that the Board considered in their nomination or re-nomination are included in their individual biographies.

  •
  Leadership experience.    Directors with experience in significant leadership and executive management positions at the policy-making level. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their experience, they commonly have access to important sources of market knowledge, analysis and relationships that may benefit the Company.

  •
  Finance experience.    Directors with an understanding of finance, financial reporting processes and other operating metrics. The Company measures its operating and strategic performance by reference to financial targets and certain operating metrics. Accurate financial reporting and robust auditing are critical to the Company's reporting processes and obligations. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

  •
  Industry experience.    Directors with experience as executives, directors or other leadership positions in the industries in which we participate. Because the financial services sector that we serve is extremely complex, rapidly evolving and heavily regulated, having directors with an understanding of our customer base is important in strategic planning, product development and competitive analysis.

  •
  Technology experience.    Directors with a background in technology because our success depends on developing and investing in new technologies and access to new ideas.

 Information Regarding Director Nominees

        Mr. Frandsen is standing for election for the first time. As of our record date of March 10, 2014, the Board of Directors had seven members, of which six are nominated for re-election, all to hold office until the next annual meeting of stockholders. The name of and certain information regarding the director nominees as of March 10, 2014 are set forth below.

Name	Age	Position(s) with the Company	Director Since
David Peter F. Hess Jr.	43	Chief Executive Officer, President and Director	2012
Stephanie G. DiMarco	56	Chair of the Board	1983
Michael L. Frandsen	52	Director Nominee	N/A
Asiff S. Hirji	48	Director	2011
James D. Kirsner	70	Director	2006
Robert M. Tarkoff	45	Director	2012
Wendell G. Van Auken	69	Lead Independent Director	1995

David Peter F. Hess Jr.

        Mr. David Peter F. Hess Jr. joined Advent in 1994 and currently serves as Chief Executive Officer and President of Advent. Mr. Hess is responsible for defining Advent's vision, setting strategy and overseeing execution across the global business. Mr. Hess has served as Chief Executive Officer of Advent since June 2012, and as President of Advent since December 2008. From February 2007 to December 2008, Mr. Hess served as Executive Vice President and General Manager of Advent's Investment Management Group. From May 2004 to February 2007, Mr. Hess served as Executive Vice President and General Manager of our Global Accounts group. In this role, Mr. Hess had global responsibility for strategy, product marketing, sales, services, and support of Advent solutions for the asset management industry's largest firms. Mr. Hess has held a variety of other positions in the company including Vice President of Sales and Vice President of Marketing. Mr. Hess holds a B.A. from Princeton University.

        Mr. Hess' active involvement with the Company since 1994 provides the Board with invaluable knowledge and a comprehensive understanding of the Company's mission and goals. His knowledge of the Company, its market and its customers, along with his leadership capabilities and business acumen, bring enormous value to the Company and its success.

Director qualifications:

  •
  Leadership, industry and technology experience—CEO and President of the Company.

Stephanie G. DiMarco

        Ms. Stephanie G. DiMarco founded Advent in June 1983 and currently serves as Chair of the Board since being appointed in September 2013. She previously served as Chair of the Board from November 1995 until December 2003, and as a member of the Board thereafter. Ms. DiMarco served as Chief Executive Officer from June 1983 to November 1999 and from December 2003 to June 2012, after serving as interim CEO from May 2003. She also served as President from June 1983 to April 1997 and again from May 2003 to December 2008. She is a former member of the Board of Trustees of the UC Berkeley Foundation, serves on the Advisory Board of the College of Engineering at the University of California, Berkeley, and is a board member of Summer Search and the Presidio Institute, both non-profit organizations. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

        Ms. DiMarco's extensive experience as founder of the Company provides the Board with a wealth of knowledge and understanding of the Company's history and operations.

Director qualifications:

  •
  Leadership, finance, industry and technology experience—Founder and former Chief Executive Officer of the Company.

Michael L. Frandsen

        Mr. Michael L. Frandsen is currently Vice President of Products at Workday, Inc. and has been responsible for product management, quality assurance and product delivery since January 2010. Prior to joining Workday, Mr. Frandsen was CEO at Potenco, Inc., a developer of hand-held micro-generators, from January 2008 to December 2008. From November 2006 to July 2007, Mr. Frandsen served as Senior Vice President of Product Management and Product Strategy of DemandTec, Inc, a SaaS marketing and merchandising optimization solutions company. He also served as the Chief Executive Officer and President at TradePoint Solutions, Inc., a provider of SaaS-based retail promotion management applications, from September 2004 until its sale to DemandTec in November 2006. From November 1995 to December 2002, Mr. Frandsen served in various leadership roles at PeopleSoft, Inc. including Vice President and General Manager of Supply Chain Management. From February 1984 to October 1995, he served as Product Executive and Associate Partner with Andersen Consulting (now Accenture), specializing in software strategy, product planning, development and customer support. Mr. Frandsen holds a B.S. degree in Finance and Information Systems from the University of Colorado.

Director qualifications:

  •
  Leadership and technology experience—Senior executive of a technology company, and former Chief Executive Officer, President and senior executive of several technology companies.

Asiff S. Hirji

        Mr. Asiff S. Hirji has been a director since September 2011. Mr. Hirji is the founder of Inflekxion LLC, a private investment firm. He previously served as a Partner with TPG Capital and helped lead their efforts in Financial Services, Technology and E-commerce. Prior to joining TPG, Mr. Hirji was an officer of TD Ameritrade from 2003 to 2007 including serving as President and COO. From 2002 to 2003 Mr. Hirji was a Partner at Bain & Company and a leader of their IT and Financial Services practices. Mr. Hirji holds a B.S. in Computer Science from the University of Calgary and an MBA with honors from the University of Western Ontario. Mr. Hirji has also served as a director of Citrix Systems since 2006.

        Mr. Hirji brings valuable insight to the Board through his private equity and investment experience, and has a deep understanding of the financial services industry and technology companies.

Director qualifications:

  •
  Leadership, finance, industry and technology experience—Partner in investment firm, former President and Chief Operating Officer of a financial services company.

James D. Kirsner

        Mr. James D. Kirsner has been a director since January 2006. Mr. Kirsner currently serves on the board of directors of Fair Isaac Corporation, and until January 1, 2009, served on the board of Bank of Marin Bancorp. Mr. Kirsner also served on the board of Ask Jeeves, Inc. from 2001 to 2005. Mr. Kirsner retired from Arthur Andersen in 1993 as a partner, having joined its Audit and Business Advisory Practice in 1967. During Mr. Kirsner's tenure at Arthur Andersen, he provided a wide range of professional services, primarily to financial services firms. Mr. Kirsner then served as Chief Financial Officer and Head of Barra Ventures at Barra, Inc., a leading investment risk management services company from 1993 to 2001. Most recently, Mr. Kirsner was a consultant and interim Chief Operations Officer for Tukman Capital Management during 2001. Mr. Kirsner holds a B.S. degree in Economics and an M.S. degree in Accounting from the Wharton School of the University of Pennsylvania. Mr. Kirsner was also a general course student at the London School of Economics. Mr. Kirsner became a CPA in 1970 and currently is on inactive status.

        Through his professional career, Mr. Kirsner has developed extensive financial and accounting expertise which provides the Board with important perspectives on understanding the impact of various financial and accounting issues. His tenure in a public accounting role and his experience as the CFO of a public company enhances the Board's knowledge of financial reporting matters.

Director qualifications:

  •
  Leadership, finance and industry experience—former partner of an accounting firm, former CFO of an investment risk management services company, former Chief Operating Officer of an investment management firm, and current and former member of the boards of directors of several companies.

Robert M. Tarkoff

        Mr. Robert M. Tarkoff has been a director since September 2012. Mr. Tarkoff is currently President and CEO of Lithium Technologies and has been responsible for its strategic direction and operation since September 2011. From April 2008 to September 2011, he served as Senior Vice President and General Manager of Adobe Systems Incorporated's Digital Enterprise Solutions business unit. Prior to joining Adobe, Mr. Tarkoff held several executive positions at EMC Corporation, Documentum, Inc. and Commerce One, Inc. Earlier in his career, Mr. Tarkoff was an associate attorney at the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Additionally, Mr. Tarkoff is a member of the board of advisors for the Lawrence Hall of Science and has previously served on the board of directors for Borland Software Corporation and Onyx Software. Mr. Tarkoff holds a J.D. from Harvard Law School and a B.A. degree from Amherst College.

        As a result of his current executive position at Lithium Technologies, Inc., as well as his former positions as a senior executive at other technology organizations, Mr. Tarkoff provides the Board with extensive and relevant executive leadership, worldwide operations and technology industry experience.

Director qualifications:

  •
  Leadership and technology experience—CEO and President of a technology company and former senior executive of several technology companies.

Wendell G. Van Auken

        Mr. Wendell G. Van Auken has been the Lead Independent Director since September 2013 and a director since September 1995. Mr. Van Auken is currently a Partner Emeritus at Mayfield Fund and he became a General Partner at the firm in October 1986. He has led investments in a wide range of industries, particularly in B2B e-commerce, the information and financial service areas, and the convergence of the Internet and traditional broadcast industries. Before joining Mayfield Fund, Mr. Van Auken had a career as a Founding Officer, Executive, Chief Financial Officer and/or Chief Executive Officer for three startups in diverse industries: Sunset Designs, System Industries, and Infinitek. He started his career in computer manufacturing operations at Hewlett Packard in 1968. Mr. Van Auken is a Director of Montgomery Street Income Securities Inc., a management investment company. Mr. Van Auken holds a B.E.E. from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University.

        Mr. Van Auken's investment experience, executive management experience, and financial expertise as well as his length of service on the Board provides the Board with valuable knowledge, unique insights and operational perspective and helps ensure appropriate oversight of our financial reporting and accounting risks.

Director qualifications:

  •
  Leadership, finance and industry experience—current partner emeritus/former general partner of a venture capital firm, former entrepreneur/business executive of several companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2013

        The Audit Committee provides oversight of the Company's accounting and financial reporting processes and the audit of the consolidated financial statements of the Company. The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Advent's consolidated financial statements, compliance with legal and regulatory requirements related to financial affairs and reporting, the independent registered public accounting firm's (the "auditors") qualifications, independence and performance, and Advent's system of internal controls regarding finance, accounting and legal compliance.

        The management of the Company is responsible for establishing and maintaining internal control over financial reporting and for preparing the Company's consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements and effectiveness of the Company's internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company's financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is "independent" under applicable rules. These are the fundamental responsibilities of Company management and the independent auditors.

        In the performance of its oversight function, the Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with PricewaterhouseCoopers LLP and Advent management;

  •
  discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communication with the Audit Committee, concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

        Based upon such discussions and review, the Audit Committee recommended to the Board that the audited financial statements be included in Advent's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the United States Securities and Exchange Commission (SEC).

        The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Committee is composed of three independent directors, Christine S. Manfredi, James D. Kirsner and Wendell G. Van Auken, each of whom is an independent director as defined under Nasdaq rules and meets the criteria for independence set forth under relevant SEC rules. The Board has determined that directors Manfredi, Kirsner and Van Auken qualify as audit committee financial experts, as defined under relevant SEC rules.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
James D. Kirsner (Chair) Christine S. Manfredi Wendell G. Van Auken

 Pre-Approval Policies

        Under the Charter of the Audit Committee, the Audit Committee has to pre-approve audit and permissible non-audit services provided to the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Fees to Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2013 and 2012 and fees incurred for other services rendered by PricewaterhouseCoopers LLP during those periods (in thousands).

	2013	2012
Audit Fees(1)	$1,653	$1,305
Tax Fees(2)	153	28
All Other Fees(3)	2	2

Total	$1,808	$1,335

(1)
Audit fees for the years ended December 31, 2013 and 2012 reflect fees incurred for professional services rendered in connection with the integrated audits of the Company's annual financial statements and internal control over financial reporting, reviews of the Company's quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as issuance of consents, and assistance with and review of documents filed with the Securities and Exchange Commission (SEC). Audit fees for the year ended December 31, 2013 included fees of $175,600 related to the issuance of a comfort letter and consent and review of a Form S-3 filed with the SEC on August 5, 2013.

(2)
Tax fees for the year ended December 31, 2013 were for assistance with the Franchise Tax Board examination, international tax consulting services and in determining the shareholder tax implications of the Special Dividend that occurred in 2013. Tax fees for the year ended December 31, 2012 were for assistance with the Franchise Tax Board examination and international tax consulting services.

(3)
All other fees for the years ended December 31, 2013 and 2012 consisted of accounting software subscriptions.

        For the years ended December 31, 2013 and 2012, all audit, audit-related and tax fees shown in the table above were pre-approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2014. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. Although stockholder ratification of the Board's selection of independent auditors is not required, the Company is submitting the selection of PricewaterhouseCoopers LLP to stockholder ratification so that the stockholders may participate in this important corporate decision. If not ratified, the Board will reconsider the selection, although the Board will not be required to select different independent auditors for the Company.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE "AGAINST" THE RATIFICATION OF THE APPOINTMENT.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK PLAN

Proposal

        We are asking our stockholders to approve our amended 2002 Stock Plan (the "Plan"). Our Board approved the amendments to the Plan described below on February 26, 2014, subject to approval from our stockholders at the Annual Meeting. Approval of the amended Plan requires the affirmative vote of the holders of a majority of the shares of the Company's common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our named executive officers and directors have an interest in this proposal.

        If our stockholders do not approve the amended Plan, we may not have enough shares to meet our anticipated needs, especially as we adopt multi-year performance-based equity awards. Approval of the amended Plan will give us more flexibility to grant such multi-year performance awards under the Plan. We believe having the ability to grant competitive equity awards is an important recruiting and retention tool. We believe strongly that approval of the amended Plan is essential to our continued success.

Summary of Changes to the Plan

        The amendments to the Plan will not become effective until the amended Plan is approved by the Company's stockholders. If approved, the amendments would:

  (1)
  Increase the number of shares of Company common stock available for awards under the Plan by 4,750,000 shares. We anticipate this share increase will meet our needs for at least three years.

  (2)
  Increase the annual per-participant grant limits for performance units and performance shares to (i) performance units having an initial value of $8,000,000, from the current limit of $2,000,000, and (ii) performance share grants of 200,000, from the current limit 100,000. In addition, the additional per-participant performance share grant limit in connection with grants upon initial hire would be increased to 500,000 from the current limit of 250,000. We are proposing these increases to enable us to make grants that initially cover a greater number of shares but that will only vest if the Company exceeds the multi-year performance goals and other multi-year based service and vesting conditions.

  (3)
  Change the date on which the "fair market value" for stock is determined for calculating taxable income upon exercise of stock appreciation rights from the current closing sale price on the date of exercise to the most recent market trading date prior to the date of exercise. We are proposing this change for plan administration purposes to simplify the calculation of withholding taxes for stock appreciation right exercises.

  (4)
  Extend the term of the plan through April 1, 2024. The current plan is scheduled to terminate February 12, 2017, unless terminated earlier by our Board of Directors.

        Other than the amendments summarized above, the plan is not being amended in any material way.

About our Request for Additional Shares

        Awards under the Plan are a critical component of our compensation program. They allow us to attract new employees and to retain and motivate existing employees in a manner that aligns their interests with those of other stockholders.

        In determining the number of shares we are asking stockholders to approve for the Plan, we considered an estimate of our projected usage and our view of investor concern about these types of proposals. We believe that the shares we are requesting will be sufficient for at least two years of additional grants, and when combined with our existing pool, at least 3 years of grants.

        We also took into consideration plan metrics regarding overhang and share usage. As of December 31, 2013, we had awards covering 1,159,095 shares outstanding under the Plan and 5,589,487 options outstanding. Assuming stockholders had approved the amended Plan on such date, our overhang would have been 22.8%. For this purpose, overhang is determined by dividing (i) the number of awards outstanding under all plans, plus shares available for future awards if stockholders had approved this proposal to add 4,750,000 shares, by (ii) the number of shares outstanding. Our burn rate measures our usage of shares for our stock plans as a percentage of outstanding stock. For 2013, 2012 and 2011, our burn rate was 4.4%, 6.3% and 5.2%. We calculate our burn rate by dividing the number of shares subject to awards granted during the year by the weighted average number of shares outstanding during year. For RSU grants, we adjusted the number of shares by multiplying the grant by 2.0, in accordance with ISS methodology in order to provide the burn rate on an option equivalent basis.

        You can find additional information about our historical equity grants in Note 13 to the Company's consolidated financial statements for the fiscal year ended December 31, 2013, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014.

Summary of the 2002 Stock Plan

        The following is a summary of the principal features of the Plan as amended and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

Background and Purpose of the Plan

        The Plan is intended to attract, retain and increase incentives through share ownership on the part of eligible employees, consultants, and directors who provide significant services to the Company. We believe that, over the years, our stock plans have made a significant contribution to the success of the Company's business by increasing its ability to attract and retain highly competent individuals on whose judgment, initiative, leadership, and continued efforts the growth and profitability of the Company depend.

Types of Awards Granted Under the Plan

        The Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) non-statutory stock options, (3) restricted stock, (4) restricted stock units, (5) stock appreciation rights, (6) performance shares, and (7) performance units (individually, an "Award").

Shares Available

        As of March 10, 2014, a total of 2,748,070 shares were available for awards granted under the Plan and 6,499,394 Awards were outstanding. If the amended Plan is approved by the Company's stockholders at the upcoming Annual Meeting on May 7, 2014, an additional 4,750,000 shares will be added to the Plan. Shares under the Plan may be authorized but un-issued, or reacquired shares. The maximum aggregate number of shares of common stock available for issuance under the Plan is increased by any shares returned to the 1992 Stock Plan as a result of the expiration, cancellation or forfeiture of awards; plus any shares returned to our 1998 Plan as a result of the expiration, cancellation or forfeiture of awards. In addition, if an Award, other than restricted stock, restricted stock units or performance shares, expires or is cancelled without having been fully exercised or vested, the unvested, expired or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan at ratio of one share for each cancelled share. With respect to full-value awards, including restricted shares, restricted stock units and performance shares, the Plan applies a "fungible ratio" pursuant to which each share underlying an Award granted reduces the Plan share reserve by 1.92 shares and, the Plan share reserve is credited 1.92 shares for each share underlying such full-value Awards that is forfeited, cancelled or expired.

Administration of the Plan

        Our Board or one or more committees appointed by the Board will administer the Plan (the "Committee"). To make grants to certain of our officers and key employees, the members of the Committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the Plan, management recommends and the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Committee may allow participants to satisfy tax withholding obligations by withholding shares to be issued upon the exercise of an Award. The Committee may implement an option exchange program or reduce the exercise price of outstanding options to the current fair market value with the approval of Company stockholders.

Eligibility to Receive Awards

        The Committee selects with input from management the participants who will be granted Awards under the Plan. Those eligible for Awards under the Plan include employees and consultants who provide services to the Company or its parent or subsidiary companies. Members of the Board are also eligible to participate in the Plan. Notwithstanding the foregoing, only employees are eligible to receive incentive stock options. As of March 10, 2014, approximately 1,170 employees and 6 non-employee directors were eligible to participate in the Plan.

Stock Options

        A stock option is the right to acquire shares of the Company's common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any calendar year of the Company, no participant may be granted options covering more than 1,000,000 shares. However, in connection with his or her initial employment, an optionee may be granted an additional option to purchase up to 1,000,000 shares.

Exercise Price of an Option

        The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the options. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary.

When an Option can be Exercised

        An option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the

Plan expire at the times established by the Committee. Such term is limited to 10 years after the grant date (or 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in a participant's option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

Payment of the Exercise Price

        The exercise price of each option granted under the Plan may be paid by any of the methods included in a participant's option agreement, which may include payment by cash (or certified bank check), promissory note, through the tender of certain shares that are already owned by the participant, consideration received under a cashless exercise program, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or by any other consideration and method of payment to the extent permitted by applicable laws. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Restricted Stock

        Restricted stock awards are Awards of shares of Company common stock that vest in accordance with terms and conditions established by the Committee. The Committee may impose whatever conditions to vesting it determines to be appropriate including, if the Committee has determined it is desirable for the Award to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, vesting based on the achievement of performance goals. Each Award of restricted stock is evidenced by an Award agreement specifying the terms and conditions of the Award. The Committee determines the purchase price of any grants of restricted stock and, unless the Committee determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser's service with us for any reason including death or disability.

        The Committee will determine the number of shares of restricted stock granted to any service provider, but as discussed above, the administrator will not be permitted to grant to a participant, in any fiscal year of the Company, more than an aggregate of 100,000 shares of restricted stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted up to an additional 250,000 shares of restricted stock.

Stock Appreciation Rights (SARs)

        Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Company common stock between exercise date and the date of grant. If the amended Plan is approved by stockholders, the fair market value of Company's common stock at the date of exercise will be the closing price on the last market trading date preceding the date of exercise. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan. Stock appreciation rights issued in tandem with stock options may be exercised for shares subject to the related option by surrendering the right to exercise the equivalent portion of the related option. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation rights for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Shares/Units

        Performance units and performance shares are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Payment for performance shares and performance units may be made in the form of cash or shares of Company common stock, or some combination, as determined by the Committee.

        The Committee will determine the number of performance shares and performance units granted to any participant. However, the Committee may not grant any participant performance units with an initial value greater than $8,000,000 and no participant will receive more than 200,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 500,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Company's common stock on the grant date.

Restricted Stock Units (RSU)

        Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of restricted stock units. Each restricted stock unit Award will be evidenced by an Award agreement that will specify terms and conditions as the administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. As with awards of restricted stock, performance shares and performance units, the administrator may set restrictions with respect to the restricted stock units based on the achievement of specific performance goals. The administrator will determine the number of shares granted pursuant to a restricted stock unit Award, but the administrator will not be permitted to grant to a service provider, in any fiscal year of the Company, more than an aggregate of 100,000 shares of Company common stock for issuance pursuant to awards of restricted stock units. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted up to an additional 250,000 restricted stock units.

Changes in Capitalization

        If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company's stockholders, to the number of shares available for issuance under the Plan, the number of shares that may be issued as Awards other than options or stock appreciation rights, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, the number of shares that may be added annually to the Plan, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Merger or Change in Control

        In the event of a change of control, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Committee will provide notice to the recipient that he or she has the right to exercise his or her options and stock appreciation rights as to all of the shares subject to the Award, all restrictions on restricted stock and all performance goals or other vesting requirements for performance shares and units will be as determined by the our Board of Directors. In such event, the Committee shall notify the participant that options and SARs will be fully exercisable for 15 days from the date of such notice and that the Award will terminate upon expiration of such period.

Performance Goals

        As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Assets Under Administration, (b) Assets Under Management, (c) Cash Position, (d) Earnings Per Share, (e) Free Cash Flow, (f) Individual Objectives, (g) Net Income, (h) Operating Cash Flow, (i) Operating Income, (j) Renewal Rate, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, (n) Revenue, (o) Sales Bookings (including Total Contract Value, Annual Contract Value, and other similar bookings measures), or (p) Total Shareholder Return.

Number of Awards Granted to Employees, Consultants, and Directors

        The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options, SARs and RSUs granted under the Plan during the fiscal year ended December 31, 2013 and (b) the average per share exercise price of such options and SARs.

Name of Individual or Group	Equity Award	Number Granted	Average Per Share Exercise Price
All Named Executive Officers as listed in the Summary Compensation table	Options	—	$—
	SARs	276,300	$21.67
	RSUs	43,100
All directors who are not Named Executive Officers, as a group	Options	—	$—
	SARs	58,884	$21.06
	RSUs	9,174
All employees who are not Named Executive Officers, as a group	Options	241,575	$21.77
	SARs	642,990	$22.33
	RSUs	383,641

Limited Transferability of Awards

        Awards granted under the Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the participant's lifetime, only the participant may exercise the Award. If the Committee makes an Award under the Plan transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

Amendment and Termination of the Plan

        The Board may at any time amend, alter, suspend, or terminate the Plan, except that certain amendments may require stockholder approval or the consent of participants in the Plan.

        By its terms, the Plan, as amended in connection with this proxy, will automatically terminate on April 1, 2024.

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.

        No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.

        No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.

        No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

        A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units; performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture

(e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted.

Tax Effect for the Company.

        The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of its three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A.

        Section 409A of the Code ("Section 409A") provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Summary

        We believe strongly that the approval of the Plan as amended is essential to our continued success. Awards such as those provided under the amended and restated Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amended and restated Plan is essential for us to compete for talent in the difficult labor markets in which we operate.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2002 STOCK PLAN AS AMENDED.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is providing its stockholders as required pursuant to Section 14A of the Securities Exchange Act with the opportunity to cast an advisory non-binding vote to approve the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the "Compensation Discussion and Analysis", the compensation tables, and the narrative discussion set forth on pages 36 to 56 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a "say on pay" vote.

        Our Compensation Committee is responsible for reviewing and approving our executive compensation program. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of Advent's stockholders. Advent's executive compensation program is designed to achieve four primary objectives:

  1.
  Attract and retain highly skilled executives who will create and sustain long term stockholder value.

  2.
  Reinforce a pervasive focus on improving organizational performance and achieving or exceeding the Company's operational objectives.

  3.
  Support a strong pay-for-performance culture that provides above average compensation commensurate with strong performance.

  4.
  Align the interests of the Executive Management Team (EMT) with interests of the Company's stockholders, in order to enhance long-term stockholder value.

        We believe the compensation program for our named executive officers has been instrumental in helping Advent achieve strong financial and operational performance in the Company's market over the past few years. We encourage you to carefully review the "Compensation Discussion and Analysis" of this Proxy Statement for additional details on Advent's executive compensation, including the Company's compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, "For" the compensation of our named executive officers as disclosed in this proxy statement.

        While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 COMPENSATION COMMITTEE MATTERS

Scope of Authority

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include, among other duties:

  •
  Review and approval, for the CEO and executive officers of the Company, of (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement and change in control agreement/provision, (v) any signing bonus or payment of relocation costs and (vi) any other material benefits, compensation or arrangements not available to employees generally;

  •
  Specifically with respect to the CEO, review and approval of corporate goals and objectives relevant to the compensation of the CEO, evaulation of his or her performance in light thereof, and consideration of identified and other factors related to the performance of the Company;

  •
  Oversight of the Company's equity compensation plans and acting as the administrator of such plans;

  •
  Oversight of the Company's overall compensation plans and benefits, including the Company's 401(k) plan and bonus plans and making recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate;

  •
  Evaluation on a periodic basis of the competitiveness of (i) the compensation of the CEO and the Executive Management Team (EMT) of the Company and (ii) the Company's overall compensation plans;

  •
  Consider the results of stockholder advisory votes on executive compensation and recommend to the Board the frequency of such votes, and approve the proposal on such votes to be included in Advent's annual proxy statement;

  •
  Review and discussion with management of the Company's Compensation Discussion and Analysis that is included in this proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission ("SEC Rules") and any other applicable rules and regulations;

  •
  Preparation and publishing of an annual Compensation Committee report in this proxy statement as required by SEC Rules;

  •
  Periodic review and reassessment of the adequacy of the Compensation Committee Charter and recommendation of any proposed changes to the Board for approval;

  •
  Overseeing management's determination as to whether the compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company;

  •
  Establishing and administering stock ownership guidelines applicable to members of the Board, CEO and EMT members directly reporting to the CEO; and

  •
  Evaluation of director compensation, consulting with outside consultants as appropriate and making recommendations to the Board regarding director compensation.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee was formed in October 1995 and as of the date hereof is composed of directors Hirji, Manfredi and Tarkoff. No interlocking relationship exists between any EMT members or member of the Company's Board or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. The Compensation Committee is composed entirely of independent members of the Board, as determined under Nasdaq, SEC and Internal Revenue Code rules.

Compensation of Non-Employee Directors

        The Compensation Committee of the Board evaluates and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Employee directors receive no additional compensation for service on the Board. Advent's director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active Board membership. In general, the Compensation Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board.

        The Compensation Committee regularly reviews director compensation, including, among other things, comparing Advent's director compensation practices with those of other public companies of comparable size. In conducting such reviews, the Compensation Committee retains the services of an independent compensation consultant. In 2013, the Compensation Committee retained the independent compensation consultant Compensia, Inc. (Compensia) to conduct a review, after which the Board elected to make several changes in the Board's compensation to better align with market practice. The revised compensation levels are as follows.

        Cash Compensation.    All retainers and fees are paid quarterly in arrears, and non-employee directors are eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Advent's policies.

        Prior to October 1, 2013, non-employee directors were entitled to receive annual cash retainers for their service as a Chairman or Member on the Board and its Committees as set forth in the table below:

	Chair Retainer	Member Retainer
Board of Directors	$40,000	$30,000
Audit Committee	$25,000	$15,000
Compensation Committee	$15,000	$10,000
Corporate Governance and Nominating Committee	$10,000	$5,000

        Effective October 1, 2013 non-employee directors are entitled to receive an annual cash retainer of $50,000 for their service on the Board, with the Chair and Lead Independent Director entitled to receive an additional $20,000, respectively. Additionally, directors are entitled to receive committee fees for each committee on which he or she served as follows:

	Chair Retainer	Member Retainer
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$5,000
Corporate Governance and Nominating Committee	$10,000	$2,500
Operating Committee	$20,000	$10,000

        Equity Compensation.    The Compensation Committee may recommend changes to the levels of equity award grants, which must be approved by the full Board. From January 1 through September 30, 2013, each non-employee director were eligible to receive the following awards of stock appreciation rights (SARs) and restricted stock units (RSUs) under the 2002 Stock Plan:

  •
  Initial equity grant value upon joining the Board of approximately $200,000(4), with approximately 70%, or $140,000, of the grant value awarded in SARs(1)(5) and approximately 30%, or $60,000, of the grant value awarded in RSUs(2)(6).

  •
  Annual equity grant value upon re-election to the Board of approximately $120,000(4), with approximately 70%, or $84,000, of the grant value awarded in SARs(3)(5) and approximately 30%, or $36,000, of the grant value awarded in RSUs(3)(6).

        Beginning October 1, 2013, each non-employee director became eligible to receive the following awards of stock appreciation rights ("SAR") and restricted stock units ("RSU") under the 2002 Stock Plan, but did not receive the following awards in 2013:

  •
  Initial equity grant value upon joining the Board of approximately $300,000(4), with approximately 70%, or $210,000, of the grant value awarded in SARs(1)(5) and approximately 30%, or $90,000, of the grant value awarded in RSUs(2)(6).

  •
  Annual equity grant value upon re-election to the Board of approximately $150,000(4), with approximately 70%, or $105,000, of the grant value awarded in SARs(3)(5) and approximately 30%, or $45,000, awarded in RSUs(3)(6).

        In the event of a merger with or into another corporation, or other change in control, each non-employee director shall fully vest in and have the right to exercise all of his or her outstanding equity compensation (including outstanding stock options, SARs, RSUs, or performance shares). Upon a director's retirement from the Board, the director's unvested options, SARs and RSUs are canceled and returned to the Plan. However, if a director resigns from the Board effective at an annual stockholders' meeting that is no more than 30 days prior to the vesting date of a grant, the director shall vest in that portion of the grant vesting on such vesting date.

Non-Employee Director Compensation Table

        In May 2013, each non-employee director, other than Mr. Scully received their annual equity compensation (9,814 shares of SARs and 1,529 shares of RSUs) pursuant to the 2002 Stock Plan. Mr. Scully waived his annual equity award in fiscal 2013.

(1)
Vests over four years with 25% of the shares vesting one year after the date of grant and the remainder vesting in equal monthly installments over the ensuing three years.
(2)
Vests over four years with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant.
(3)
Vests 100% one year after the date of grant.
(4)
The amount of SAR and RSU awards to be granted for the initial and annual equity grant are determined during the Company's annual budgeting process, which occurs at the end of the prior fiscal year.
(5)
SAR awards are valued based on the aggregate grant date fair value of awards granted during the year, computed in accordance with ASC 718, "Compensation-Stock Compensation."
(6)
RSU awards are valued based on the number of shares awarded multiplied by the closing price of the Company's common stock on the date of grant.

        The following table summarizes cash and equity compensation of our non-employee directors during fiscal 2013, 2012 and 2011 with respect to their Board service:

Name	Fiscal Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(10)	Option Awards ($)(3)(10)	All Other Compensation ($)(4)	Total ($)
Stephanie G. DiMarco(5)	2013	40,000	45,962	78,909	2,216,224	2,381,095
	2012	—	—	—	—	—
	2011	—	—	—	—	—
Asiff S. Hirji(6)	2013	20,000	45,962	78,909	10,431	155,302
	2012	36,452	35,376	71,113	—	142,941
	2011	8,917	53,430	128,870	—	191,217
James D. Kirsner	2013	63,125	45,962	78,909	203,208	391,204
	2012	58,226	35,376	71,113	—	164,715
	2011	55,000	36,848	71,235	—	163,083
Christine S. Manfredi	2013	50,000	45,962	78,909	47,040	221,911
	2012	45,000	35,376	71,113	—	151,489
	2011	45,000	36,848	71,235	—	153,083
John H. Scully(7)	2013	—	—	—	720,840	720,840
	2012	—	—	—	—	—
	2011	—	—	—	—	—
Robert M. Tarkoff(8)	2013	46,250	45,962	78,909	—	171,121
	2012	10,056	54,733	128,047	—	192,836
Wendell G. Van Auken(9)	2013	67,500	45,962	78,909	43,608	235,979
	2012	60,000	35,376	71,113	—	166,489
	2011	60,000	36,848	71,235	—	168,083
(1)
Effective September 17, 2013, the following changes were made to the Committees of the Board:

a.
Ms. DiMarco was appointed as a member of the Operating Committee.

b.
Mr. Hirji was appointed as Chairman of the Compensation Committee, Chairman of the Operating Committee and member of the Corporate Governance and Nominating Committee.

c.
Mr. Kirsner was appointed as Chairman of the Audit Committee and as a member of the Corporate Governance and Nominating Committee. Additionally, Mr. Kirsner resigned from the Compensation Committee.

d.
Ms. Manfredi was appointed as a member of the Compensation Committee.

e.
Mr. Tarkoff was appointed as a member of the Operating Committee.

f.
Mr. Van Auken was appointed as Chairman of the Corporate Governance and Nominating Committee.

(2)
Amounts do not reflect the actual economic value realized by the non-employee director. Stock awards consist of RSUs. In accordance with SEC rules, the value of stock awards are based on the closing price of the stock on the date of grant multiplied by the number of shares awarded and disregard the impact of estimated forfeitures related to service-based vesting conditions.

(3)
Amounts do not reflect the actual economic value realized by the non-employee director. Option awards consist of SARs, which are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation." Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. The assumptions and estimates are explained in Note 13 to the Company's consolidated financial statements for the fiscal year ended

  December 31, 2013, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014.

(4)
In June 2013, the Company's Board approved a one-time special cash dividend (the "Special Dividend") of $9.00 per share payable on each Common Share. In connection with the declaration of the Special Dividend, equity award modifications were made in a manner that was intended to preserve the pre-cash dividend economic value of all outstanding awards. For holders of outstanding stock options and SARs for which there otherwise could be a negative tax consequence, the exercise price was reduced only to the extent that there would be no tax consequence and Advent made a cash payment to the option and SAR holders for the difference between $9.00 and the exercise price reduction of the award. For RSU holders, the equivalent of $9.00 per common share underlying the RSU is payable on the date the RSU vests. The cash payments made in connection with these option, SARs and RSU modifications are reflected in the table above. The equity award modification is more fully described in Note 13 to the Company's consolidated financial statements for the fiscal year ended December 31, 2013, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014.

(5)
Effective February 2013, Ms. DiMarco became a non-employee director. Effective September 17, 2013, Ms. DiMarco was appointed as Chair of the Board. Ms. DiMarco was an employee of the Company and did not receive any director fees in 2012 and 2011.

(6)
Mr. Hirji was appointed to the Board effective September 14, 2011 and was appointed to the Compensation Committee effective May 9, 2012. Mr. Hirji waived his cash compensation for the third and fourth quarters of 2013.

(7)
Mr. Scully waived his annual cash and equity award compensation for fiscal 2013, 2012 and 2011. Mr. Scully resigned from the Board effective September 17, 2013.

(8)
Mr. Tarkoff was appointed to the Board effective September 25, 2012 and to the Compensation Committee effective October 17, 2012.

(9)
Mr. Van Auken was appointed as Lead Independent Director effective September 17, 2013.

(10)
Additional information about non-employee director equity awards:

a.
The following table provides additional information about the stock awards and option awards made to non-employee directors during fiscal 2013:

Name	Stock Awards Granted During Fiscal 2013 (#)	Option Awards Granted During Fiscal 2013 (#)
Stephanie G. DiMarco	1,529	9,814
Asiff S. Hirji	1,529	9,814
James D. Kirsner	1,529	9,814
Christine S. Manfredi	1,529	9,814
John H. Scully	—	—
Robert M. Tarkoff	1,529	9,814
Wendell G. Van Auken	1,529	9,814

  b.
  The following table sets forth the aggregate number of stock awards and option awards outstanding at the end of fiscal 2013:

Name	Stock Awards Outstanding at Fiscal Year End (#)	Option Awards Outstanding at Fiscal Year End (#)
Stephanie G. DiMarco	1,529	455,856
Asiff S. Hirji	2,688	33,159
James D. Kirsner	1,529	171,609
Christine S. Manfredi	1,529	79,209
John H. Scully	—	—
Robert M. Tarkoff	3,728	20,104
Wendell G. Van Auken	1,529	111,609

Compensation Committee Report for the Year Ended December 31, 2013

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2013 included below. Based on the review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in Advent's Proxy Statement for its 2014 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Asiff S. Hirji (Chair) Christine Manfredi Robert M. Tarkoff

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

        Advent Software Inc.'s Compensation Discussion and Analysis addresses the following topics:

  •
  An executive summary of our compensation program for our Named Executive Officers (NEOs) during fiscal year 2013:

  •
  Mr. David Peter F. Hess, Jr., Chief Executive Officer (CEO) and President

  •
  Mr. James S. Cox, Executive Vice President and Chief Financial Officer (CFO)

  •
  Mr. Todd J. Gottula, Executive Vice President, Global Solutions Development and Chief Technology Officer (CTO)

  •
  Mr. Christopher J. Momsen, Executive Vice President, Global Sales and Solutions

  •
  Mr. Anthony E. Sperling, Executive Vice President, Global Client Experience

  •
  The governance of our Executive Management Team (EMT) compensation program;

  •
  Advent's executive compensation philosophy and framework; and

  •
  The elements of Advent's executive compensation program.

Executive Summary

        While this "Executive Compensation and Related Information" is intended to primarily focus on the compensation decisions we make with respect to our NEOs (as listed above), the Compensation Committee considers compensation more broadly throughout the Company and generally makes decisions about compensation that apply to a broader set of senior executives which we refer to as our EMT. This EMT includes not only our NEOs but also a broader group of individuals whom the Compensation Committee has deemed key to our success. Therefore, where we reference our EMT throughout this section, our NEOs are included in that group along with other key employees.

        The Executive Summary highlights our pay-for-performance philosophy, long-term focus, key compensation programs and recent changes. It also provides a brief overview of the factors that we believe are most relevant to shareholders as they consider their votes on Proposal No. 4 (the advisory vote on executive compensation, or "Say-on-Pay").

Executive Compensation Actions in 2013

        We implemented the following actions regarding executive compensation in 2013:

  •
  Variable pay awards earned by executives in 2013 aligned with our corporate performance relative to goals established at the beginning of the year;

  •
  All of our executives received annual merit equity grants in May 2013, which is consistent with their level of performance and market practice; and

  •
  In December 2013, the Compensation Committee approved new equity compensation guidelines for the EMT, including our NEOs, that will tie the vesting of a portion of their equity awards to achieving or exceeding three-year revenue and profitability goals. The new guidelines will apply to equity awards granted in 2014.

Corporate Governance

        We also maintain the following policies as a matter of good corporate governance:

  •
  We have stock ownership guidelines (which are discussed in greater detail below);

  •
  Change-of-control benefits are based on a double-trigger philosophy which requires a change-of-control as well as a qualifying termination of employment before benefits are paid;

  •
  Executive officers are not entitled to any tax gross-up treatment on any severance or change-of-control benefits;

  •
  Our compensation programs are reviewed regularly by the Compensation Committee which determined, with the assistance of the Committee's independent compensation consultant, Compensia Inc. ("Compensia"), that the Company's compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on the Company;

  •
  We have a policy prohibiting margining or short sales or trading in derivative securities involving Advent securities or any activities prohibited by law; and

  •
  We have an equity compensation grant policy that provides for a specific process and methodology regarding the timing of equity awards.

Compensation Philosophy

        Our overarching compensation goal is to reward the EMT through a strong pay-for-performance philosophy focusing on individual and Company results to achieve competitive, effective, reasonable and responsible cash, equity and benefits-based compensation. We believe this is accomplished through the following principles and processes:

  1.
  The EMT compensation is benchmarked annually against a peer group of companies selected on the basis of relevant industry, size and complexity to ensure that our compensation opportunities are within the range of comparative norms.

  2.
  Target compensation opportunities are established to be competitive within our relevant talent market for total cash (defined as base salary plus annual bonus), equity compensation and total compensation. The Compensation Committee considers several factors in determining overall compensation levels, including the pay practices of our peer group, relevant market data, internal equity, criticality of skills and the individual executive's performance and potential.

  3.
  The majority of target total direct compensation (defined as base salary plus annual target bonus plus annual equity grant value) for the EMT is performance-based annual variable cash bonus and stock-based compensation. The composition of our compensation balances a long-term and short-term performance orientation and a positive relationship between our operational performance and shareholder return. For fiscal year 2013, such variable compensation, not including special one-time promotional equity grants, on average exceeded 60% of target total direct compensation.

  4.
  We do not provide our employees, including our EMT, with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits, except as required by local law or custom for employees outside the United States. Our NEOs may participate on the same basis as other U.S. employees in our Section 401(k) Retirement Savings Plan (the "401(k) Plan"). Advent makes a matching contribution to help attract and retain employees and to provide an additional incentive for our employees to save for their retirement in a tax-advantaged manner, the terms of which are outlined below.

  5.
  We provide a severance plan to the EMT that provides, consistent with peer company norms, standard severance benefits in the event of an involuntary termination of employment without cause, which are enhanced if the termination occurs in connection with a change in control.

  6.
  Compensation recommendations for the EMT are developed by our CEO. In 2013, Mr. Hess (except with respect to his own compensation), with input from our Human Resources Department, provided recommendations related to compensation for the EMT based on their individual performance within the context of our overall Company performance. These recommendations are presented to the Compensation Committee and analyzed by the independent compensation consultant, Compensia, which is retained by the Compensation Committee.

        For fiscal 2013, the total direct compensation (defined as base salary plus actual annual bonuses awarded plus annual equity grant value) of the Named Executive Officers (who are identified in the Summary Compensation Table on page 49) was competitive within our relevant market. Our compensation decisions are primarily based on each executive's performance in the prior year within the context of our overall Company performance. Hence, our 2013 executive compensation levels are largely based on fiscal year 2012 performance.

        Based on our fiscal year 2012 results, our Company performance relative to this same peer group:

  •
  Exceeded the 50th percentile for fiscal year 2012 and the last three fiscal years with respect to operating margin; and

  •
  Below the 50th percentile for fiscal year 2012 and the last three fiscal years for revenue growth.

        Based on our fiscal year 2013 results, our performance relative to this same peer group:

  •
  Exceeded the 50th percentile for fiscal year of 2013 for operating margin and total shareholder return as well as the last three fiscal years with respect to operating margin; and

  •
  Below the 50th percentile for fiscal year 2013 and the last three fiscal years for revenue growth.

        In 2013, our Compensation Committee and CEO believe the level of total compensation for the Named Executive Officers is reasonable and appropriate based on our achievements in 2013 and the variable, performance-based nature of our compensation program.

        Our executive compensation programs have remained substantially the same for several years, with the exception of modifying the design of our variable compensation plan in 2012 to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, in 2014, we are revising our EMT equity grants to increase the amount of equity awards tied to multi-year individual and company performance metrics and vesting conditions. We believe our programs are effectively designed and working well in alignment with the interests of our stockholders, and are instrumental to achieving our business strategy.

Say on Pay Vote

        On May 9, 2013, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with approximately 99% of stockholder votes cast in favor of our 2013 say-on-pay resolution. Given this result, and following consideration of it, the Compensation Committee has decided to retain our overall approach to executive compensation, with one significant evolution. As noted earlier, in December 2013, the Compensation Committee approved new performance-based equity compensation guidelines for the EMT, including our NEOs, that ties vesting of a majority portion of their equity awards to achieving or exceeding three year revenue and profitability goals. These new parameters will apply to equity awards granted in 2014. Moreover, in determining how often to hold a stockholder advisory vote on executive compensation, the Board took into account its recommendation, and our stockholders' preference (approximately 89% of votes cast in May 2011), for an annual say-on-pay vote. Accordingly, the Board determined that we will hold an annual say-on-pay vote until results from our next advisory vote on the frequency of say-on-pay votes, due in 2017, have been considered.

Governance of the Executive Management Team Compensation Program

Role of the Compensation Committee

        The Compensation Committee has overall responsibility for approving and evaluating Advent's EMT compensation plans, policies and programs. These duties include:

  •
  Establishing the compensation philosophy for the EMT including the compensation objectives, target pay levels and the peer group for executive compensation and performance benchmarking;

  •
  Approving and evaluating the EMT members' compensation plans, policies and programs;

  •
  Reviewing and approving corporate goals and objectives relevant to CEO compensation and CEO performance;

  •
  Reviewing and approving, with Board consultation and input, the Company's equity compensation plans for its EMT members and employees; and

  •
  Conducting periodic competitive evaluations of the EMT members' compensation plans.

        The Compensation Committee operates pursuant to a charter that further outlines the specific authority, duties and responsibilities of the Compensation Committee. The Compensation Committee may form and delegate authority to subcommittees of one or more directors as appropriate. The charter is periodically reviewed and revised by the Compensation Committee and our Board, and is available on our corporate website at www.advent.com where it may be found as follows:

  1.
  From our main web page, first click on "About Us";

  2.
  Next, click on "Investor Relations";

  3.
  Next, click on "Corporate Governance"; and

  4.
  Finally, click on "Compensation Committee" under "Committee Charters."

Role in Compensation Decision-Making for Named Executive Officers

        The CEO makes recommendations to our Compensation Committee regarding the compensation arrangements for the Named Executive Officers other than himself. In formulating recommendations, the CEO considers both internal and external compensation data from our Human Resources Department and the Compensation Committee's independent compensation consultant, Compensia. The Compensation Committee consults with the full Board as it deems appropriate in making decisions regarding the CEO's compensation.

Role of Compensation Consultant

        Advent's Human Resources Department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering Advent's compensation programs. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee. The Compensation Committee currently utilizes Compensia, an independent consulting company with a specific focus and unique expertise in technology company executive compensation, to provide advice and information relating to executive and director compensation. Compensia has not provided other compensation consulting services to the Company. Compensia reports directly to the Compensation Committee and not to management, and receives compensation only for services provided to or in support of the Compensation Committee. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that the work of Compensia has not raised any conflict of interest. From time to time, the Compensation Committee may direct its compensation consultant to work with the Human Resources Department to support management and the Compensation Committee in matters relating to the fulfillment of its charter.

        Compensia performed the following services on behalf of the Compensation Committee during 2013:

  •
  Reviewed and provided recommendations regarding the composition of the peer group used to benchmark executive compensation levels relative to the peer group;

  •
  Conducted a comprehensive review of the total compensation arrangements for all members of the EMT at the Company, including: competitive analysis of salary, total cash (salary plus bonus) and total direct compensation (total cash plus annual equity awards) relative to the peer group and proposed changes to the compensation structure;

  •
  Updated the Compensation Committee on industry trends and best practices with respect to executive and non-executive equity program design, including: type of equity award and aggregate equity usage;

  •
  Reviewed and advised on the structure of executive compensation arrangements (e.g., base salary levels, target bonus levels and the size of target equity awards);

  •
  Assisted management with the development of the Compensation Discussion & Analysis for the 2013 proxy statement; and

  •
  Conducted a comprehensive review of the compensation practices and levels for our Board of Directors, including comparisons to our peer group and industry best practices.

        In the course of fulfilling these responsibilities, a representative from Compensia is generally asked to attend Compensation Committee meetings. In addition, a representative from Compensia also meets separately with management and with the Compensation Committee and its chair from time to time to gather information on and review proposals that management may present to the Compensation Committee. While the Compensation Committee considers the input of its compensation consultant in making decisions, the Compensation Committee's executive compensation decisions, including the specific amounts paid to the EMT and directors are its own and may reflect factors and considerations other than the information and recommendations provided by Compensia and management.

        The Compensation Committee intends to continue to engage Compensia as its compensation consultant until the Compensation Committee or Compensia determine otherwise.

Executive Compensation Philosophy and Framework

Compensation Objectives

        Advent's executive compensation program is designed to achieve four primary objectives:

  1.
  Attract and retain highly skilled executives who will create and sustain long-term stockholder value;

  2.
  Reinforce a pervasive focus on improving organizational performance and achieving or exceeding the Company's operational objectives;

  3.
  Support a strong pay-for-performance culture that provides above average compensation commensurate with strong performance; and

  4.
  Align the interests of the EMT with the interests of the Company's stockholders, in order to enhance long-term stockholder value.

        The Company uses the following compensation programs to achieve these objectives:

Compensation Element	Compensation Objective(s) Supported
Base Salary	#1, #2
Annual Incentive Plan	#2, #3 and #4
Equity Awards	#1, #2, #3 and #4
Benefits	#1
Post-Employment Obligations	#1, #4 (for Change-of-Control benefits)

Target Pay Position/Mix of Pay

        The main components of the executive compensation program are base salary, annual bonus and equity (discussed in greater detail below under "Elements and Evaluation of Named Executive Officers Compensation"). For each of these three elements, Advent's strategy has been to examine peer group, industry survey data and relevant industry compensation practices and target total cash compensation (base salary plus bonus) and equity compensation to be competitive within the relevant market for each position, with the intent that executives receive an ever higher percentage of their compensation through variable, performance-based cash and equity compensation as their responsibility increases.

        The Compensation Committee has historically approved compensation levels for the EMT above and below the target pay position, based on individual and Company performance relative to the peer group and survey data, to ensure an appropriate pay-for-performance alignment. We target total direct compensation between the 50th and the 75th percentile, with certain key roles, including EVP Global Sales & Solutions, EVP & CTO Global Solutions Development, EVP Global Client Experience, SVP & CIO IT & Operations, CFO and other key positions as approved by the Compensation Committee, targeted at the 75th percentile and above, commensurate with performance. We target providing the majority of the above market level based on variable/incentive/equity (at risk) compensation elements.

        This pay-for-performance alignment is further supported by Advent's emphasis on variable, performance-based at-risk compensation, which ensures that executives receive target or above-target total compensation only to the extent that Company and individual performance goals have been achieved or exceeded, respectively.

Compensation Benchmarking

        The peer group used by the Compensation Committee to evaluate our executive compensation program is reviewed on an annual basis with input from Compensia and adjustments are made as necessary to ensure the peer group continues to properly reflect the market in which Advent competes for talent. For purposes of establishing the peer group, the Compensation Committee considers companies that are comparable to Advent across several metrics including: software industry, particularly software companies with a financial services/data focus, revenue size, operating margin and market capitalization. For evaluating 2013 compensation, the following 18 companies were deemed suitable peers based on the criteria described above.

Ariba	Deltek	Qlik Technologies
Aspen Technology	EPIQ Systems	SS&C Technologies
Blackbaud	Kenexa	Synchronoss Technologies
Bottomline Technologies	Manhattan Associates	Tyler Technologies
Commvault Systems	Netsuite	Ultimate Software Group
Concur Technologies	Pegasystems	Websense

        In addition to the compensation practices of the above companies, the Compensation Committee also reviews the executive pay practices of other technology companies with whom we compete for talent as reported in the Radford Global Technology Compensation Survey. We use a subset of the full survey to target companies of similar size; the subset includes approximately 100 companies whose annual revenue is between $200 million and $500 million. We use this survey data for two purposes: first, because the Company competes for talent from a broader group than the specific group of direct peers, it provides a broader understanding of the compensation levels being paid by technology companies of similar revenue size; and second, because the survey data represents a larger group of companies, it serves to validate the data drawn from the smaller sample group of direct peers. The Radford Global Technology Compensation Survey provides only aggregated data and does not report data by individual company. As a result, we do not look at each company in this survey individually; rather, this information is used to supplement and validate the compensation information of our stated peer companies.

Elements and Evaluation of Named Executive Officers Compensation

Cash Compensation

  Base Salary

        Base salary is one of the few fixed compensation components in our EMT compensation program. It is used to attract, motivate and retain highly qualified executives and is intended to provide a minimum element of financial certainty and security to the EMT on an ongoing basis and in a manner that is sustainable within our cost structure. Based on an analysis by our compensation consultant, the Compensation Committee believes that the salaries of our Named Executive Officers fall within the normal market practices, generally falling between the 25th to 75th percentiles of the market data (i.e. our peer group supplemented by the broader software industry survey data) within the industry (software) in which Advent participates.

        The Compensation Committee expects base salaries to increase at a rate that approximates the market, recognizing that any increases will also reflect the individual's performance for the preceding year, his or her pay level relative to similar positions in our peer group, the individual's experience and value in the market place, taking Company performance into account, and internal equity with respect to the rest of the executive team.

  Annual Variable Pay

        Advent's annual variable pay program is a performance-based compensation arrangement designed to reward executives (as well as all employees) for achieving key operational goals that we believe will provide the foundation for creating longer-term stockholder value. The variable pay program also supports our pay-for-performance compensation philosophy.

        For Named Executive Officers, target variable pay opportunities range from 65% to 100% of base salary. Such officers may earn up to 250% of their target variable bonus award based on overachievement of the variable pay plan individual and corporate goals.

        In 2012, the Company adopted a modification to the design of our annual variable pay program intended to allow us to qualify awards to certain executive officers as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code. We expect the plan to provide the same benefits and result in similar payout levels as in previous years.

  Total Target Cash Compensation

        The Compensation Committee considers each of base salary and target annual variable pay in the context of total cash compensation. This helps the Committee better maintain the sum of base salary and target annual variable pay within the Company's 25th to 75th percentiles target position. This might not be the result if each element of pay were evaluated independently.

2013 Total Target Cash Decisions

        In February 2013, the Compensation Committee approved total target cash compensation for 2013 for our Named Executive Officers as shown in the table below. Additionally, the Compensation Committee determined an appropriate increase in total target cash for Mr. Hess in connection with his performance as CEO.

        Base Salary: Merit base salary increases were granted as follows based on the executives' performance, current pay level relative to the relevant market, and our target merit budget:

Named Executive Officers	Position	2012 Base Salary	2013 Base Salary	Percent Increase
David Peter F. Hess Jr.	CEO and President	$475,000	$500,000	5%
James S. Cox	EVP, CFO	$335,000	$345,000	3%
Todd J. Gottula	EVP, Global Solutions Development and CTO	$290,000	$300,000	3%
Christopher J. Momsen	EVP, Global Sales and Solutions	$365,700	$365,700	0%
Anthony E. Sperling	EVP, Global Client Experience	$302,500	$310,000	2%

        Target Variable Pay: Consistent with our compensation philosophy focusing on the variable forms of compensation that reward for annual and long-term performance, the following target variable pay targets were approved as follows based on the executives' performance, current pay level relative to the relevant market, and our target increase budget:

Named Executive Officers	Position	2012 Variable Pay Target	2012 Percentage of Base Salary	2013 Variable Pay Target	2013 Percentage of Base Salary
David Peter F. Hess Jr.	CEO and President	$475,000	100%	$500,000	100%
James S. Cox	EVP, CFO	$200,000	60%	$225,000	65%
Todd J. Gottula	EVP, Global Solutions Development and CTO	$215,000	74%	$220,000	73%
Christopher J. Momsen	EVP, Global Sales and Solutions	$268,300	73%	$268,300	73%
Anthony E. Sperling	EVP, Global Client Experience	$210,000	69%	$210,000	68%

        The resulting total target cash compensation levels for the NEOs was at approximately the 25th to 75th percentile of our peer group:

Named Executive Officers	Position	2012 Total Target Cash	2013 Total Target Cash	Percent Increase
David Peter F. Hess Jr.	CEO and President	$950,000	$1,000,000	5%
James S. Cox	EVP, CFO	$535,000	$570,000	7%
Todd J. Gottula	EVP, Global Solutions Development and CTO	$505,000	$520,000	3%
Christopher J. Momsen	EVP, Global Sales and Solutions	$634,000	$634,000	0%
Anthony E. Sperling	EVP, Global Client Experience	$512,500	$520,000	1%

Corporate Annual Variable Pay Payouts for Performance in 2013

        In 2012, Advent adopted a variable compensation plan structure designed to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code. The Compensation Committee used targets and performance based formulas to guide payout decisions, as described below. It then applied negative discretion within the framework of the plan structure to determine the final individual variable compensation plan awards.

        At the beginning of each year, the Compensation Committee approves specific goals for the upcoming year for purposes of the executive incentive plan (the "Executive Incentive Plan" or the "Incentive Plan"). Under the Executive Incentive Plan for 2013, the Company was required to achieve at least 90% of its Non-GAAP Operating Income target or no awards would be paid to executives. If the 90% threshold was achieved, executive variable compensation plan awards would be paid based on the achievement of pre-established corporate performance measures exceeding that threshold amount. For 2013, the corporate performance measures were Non-GAAP Operating Income (weighted 35%), Annual Contract Value (weighted 25%), Renewal Rate (weighted 25%) and Recognized Revenue (weighted 15%). The Compensation Committee approved these measures and goals as they were considered the best measure of Company performance relative to the Company's objectives and its market. The corporate performance measures were defined as follows:

  •
  Non-GAAP Operating Income represents income from continuing operations reported as "Income from Continuing Operations" in our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding stock-based employee compensation expense, amortization of acquired intangible assets, acquired in-process research and development costs, acquisition-related charges, recapitalization costs, transaction-related fees and restructuring charges.

  •
  Annual Contract Value (ACV) represents the average contribution to annual revenue from all new term license contracts, Black Diamond and Advent OnDemand sales (consistent with the methodology used to calculate and report ACV in our Annual Report on Form 10-K filed with the SEC on February 25, 2014), plus the estimated average contribution to annual revenue from new data related or other contracts entered into during the year.

  •
  Renewal Rate is based on cash collections and disclosed one quarter in arrears. The Company discloses renewal rates one quarter in arrears in order to include substantially all payments received against the invoices for that quarter. The renewal rates are updated from the initially disclosed rates to include all cash collections subsequent to the initial disclosure.

  •
  Recognized Revenue represents the revenue recognized in earnings by the Company in conformity with GAAP and is consistent with "Net Revenues" reported in our consolidated financial statements.

        In January 2014, the CEO presented to the Compensation Committee his recommendations for variable compensation to be paid to the other NEOs in February 2014, based on corporate and individual performance in 2013. The Compensation Committee reviewed and verified the percent of each corporate goal achieved, along with the overall percent of corporate goal achievement for purposes of plan payouts. For the 2013 performance period, the Company surpassed the 90% of Non-GAAP Operating Income target required to trigger award payments. In addition, 2013 achievement was above target for Non-GAAP Operating Income, Renewal Rate and Recognized Revenue, while below target for ACV.

        The following table summarizes 2013 performance for each corporate measure and the resulting weighted multiplier used in calculating variable compensation to be paid. The performance level for each measure and corresponding payout as a percent of each executive's variable compensation target is described in the following table:

	Non-GAAP Operating Income			ACV			Renewal Rate			Recognized Revenue
	% Achievement	Non-GAAP Operating Income ($M)	Payout % of Target	% Achievement	ACV ($M)	Payout % of Target	% Achievement	Renewal Rate (%)	Payout % of Target	% Achievement	Recognized Revenue ($M)	Payout % of Target
No Payment	< 90%	< $95.6	0%	< 70%	< $26.5	0%	< 90%	< 85.5%	0%	< 95%	< $358.6	0%
Threshold	90%	$95.6	0%	70%	$26.5	0%	90%	85.5%	0%	95%	$358.6	50%
Target	100%	$106.2	100%	100%	$37.9	100%	100%	95.0%	100%	100%	$377.5	100%
Max	110%	$116.8	200%	130%	$49.3	200%	110%	104.5%	200%	110%	$415.3	200%
2013 Actuals:	108.6%	$115.3	185.7%	86.8%	$32.9	56.0%	101.2%	96.1%	111.6%	101.5%	$383.0	114.6%
Weighting			35%			25%			25%			15%

Weighted Multiplier	124.1%

        Individual performance, largely determined through the achievement of pre-established objectives, can modify the weighted multiplier determined in the preceding table by 0% to 125%, subject to an individual maximum award equal to 250% of target bonus.

        The CEO provides an individual performance factor for each NEO (other than himself) based on his assessment of their achievement of pre-established goals, and other contributions to Company success during 2013, as described above. The Compensation Committee then applies negative discretion as permitted by the incentive plan to determine the actual award for each executive, as outlined in the table below:

Named Executive Officer	Position	2013 Annual Bonus Target	Section 162(m) Plan Maximum Incentive Award	Compensation Committee Negative Discretion Applied to Section 162(m) Maximum Award	Final Incentive Award
David Peter F. Hess Jr.	CEO and President	$500,000	$1,250,000	48.0%	$600,000
James S. Cox	EVP, CFO	$225,000	$562,500	52.4%	$295,000
Todd J. Gottula	EVP, Global Solutions Development and CTO	$220,000	$550,000	52.7%	$290,000
Christopher J. Momsen	EVP, Global Sales and Solutions	$268,300	$670,750	47.7%	$320,000
Anthony E. Sperling	EVP, Global Client Experience	$210,000	$525,000	49.5%	$260,000

Equity Compensation

        Compensation tied to the performance of the Company's common stock is a key element of our compensation program. Officers and other employees of the Company are eligible to participate in our stockholder approved 2002 Stock Plan and 2005 Employee Stock Purchase Plan (the "2005 ESPP"). The 2002 Stock Plan permits the Compensation Committee to grant stock options and other equity vehicles to employees on such terms as the Compensation Committee may determine, subject to the limitations of the Plan.

        Equity compensation represents a significant component of our EMT compensation program at Advent. We believe this is an appropriate way to align the interests of our EMT with those of our stockholders in order to achieve and sustain long-term stockholder value. In designing the equity program, Advent is sensitive to potential dilution from stock-based programs. To address these concerns, management and the Compensation Committee have taken the following steps to manage the equity plan:

  •
  In 2013, the Company used a mix of stock-settled stock appreciation rights (SARs) and restricted stock units (RSUs) with approximately 70% of the grant value awarded in SARs and 30% awarded in RSUs for executives based in the U.S. and stock options for executives based outside the U.S. The Compensation Committee believes that these equity vehicles support the following objectives: (i) support Advent's executive/employee attraction and retention initiatives; (ii) provide the appropriate incentive to executives and employees to create long-term stockholder value; and (iii) serve the best interests of Advent's stockholders. As part of supporting these objectives, in 2014 we are revising our EMT equity grants to increase the amount of equity awards tied to multi-year individual and company performance metrics and vesting conditions.

  •
  The Compensation Committee strives to limit annual net issuances of stock-based awards to a level that is within the norm of our current stage peer group, subject to extraordinary events such as acquisitions and new executive hires.

  •
  The target grant levels for the EMT equity grants are structured in consideration of peer group practice with respect to the economic value of equity compensation and resulting target total direct compensation levels when added to cash compensation.

  •
  Equity grants to individual EMT members may be adjusted from target based on individual performance, criticality of role, the expected future contribution and long-term retention of the executive, and our performance compared to the peer group.

  •
  The Company must meet certain pre-determined performance goals before RSU grants vest, in order for them to be tax deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code.

        The table below summarizes the merit equity awards granted to the NEOs in May 2013. These grants were made based upon each executive's performance, as expressed under the bonus plan description above.

Named Executive Officer	Position	Stock Appreciation Rights	Restricted Stock Units
David Peter F. Hess Jr.	CEO and President	139,000	21,700
James S. Cox	EVP, CFO	50,100	7,800
Todd J. Gottula	EVP, Global Solutions Development and CTO	32,700	5,100
Christopher J. Momsen	EVP, Global Sales and Solutions	28,600	4,500
Anthony E. Sperling	EVP, Global Client Experience	25,900	4,000

Stock Ownership Guidelines

        In February 2010, we first adopted stock ownership guidelines to align our NEO's interests with our stockholders' long-term interests by promoting long-term share ownership, which reduces the incentive for excess short-term risk taking. Under our stock ownership guidelines, our NEOs must own the following number of shares of Advent shares within five years from the date such person becomes an executive officer:

  •
  CEO: lesser of (a) shares with a value equal to 3.0 times base salary or (b) 60,000 shares; and

  •
  EVPs (which includes all Named Executive Officers): lesser of (a) shares with a value equal to 1.0 times base salary or (b) 12,000 shares;

        Shares counted toward guideline achievement includes shares owned (including ESPP shares and vested RSUs) and 50% of the intrinsic (in-the-money) value of vested stock options.

        As of the record date of March 10, 2014, all of the Named Executive Officers were in compliance with our stock ownership guidelines.

Benefits and Perquisites

        We do not provide pension arrangements or post-retirement health coverage for our executives or employees. The benefits offered to our U.S-based EMT members are generally the same as those offered to all our U.S. employees.

        We provide medical and other benefits to our U.S.-based executives that are generally available to other U.S. full-time employees, including an employee stock purchase plan, group term life insurance premiums and a 401(k) plan. The 401(k) plan is a contributory defined contribution plan and Advent's contributions are based on years of service. For employees with up to three years of service, Advent offers a matching contribution equal to 50% of the first 6% of the participant's compensation that has been contributed to the plan up to the annual IRS limit. Employees with three to five years of service receive 100% of the first 1% and 50% of the next 5% of pay deferred, up to the annual IRS limit. Employees with more than five years receive 100% of the first 2% deferred and 50% of the next 4% deferred, up to the annual IRS limit.

        All of our U.S.-based EMT members participated in the Company's 401(k) plan during fiscal 2013 and received matching contributions.

Post-Employment Obligations

        The Advent Software, Inc. Executive Severance Plan (the "Severance Plan") provides severance benefits for the EMT upon involuntary termination by the Company and other events as set forth in the Severance Plan. The Severance Plan protects the Company by providing a standard policy for severance rights to members of the EMT and ensures that we have consistency and parity among the EMT upon the occurrence of such events, and includes a double trigger requirement for severance benefits applicable in a change of control. We believe the plan also assures stockholders that the Company will have the continued dedication and objectivity of the executives, notwithstanding the possibility or occurrence of a restructuring or change of control. Details regarding the Severance Plan are set forth beginning on page 54 under "Potential Payment Upon Termination or Change in Control."

Equity Grant Practices

        The Compensation Committee approves all equity grants to our EMT. Additionally, the Company's practice is to award all equity grants on the 10th business day of the month. The 2013 annual merit equity grants for both the EMT and other eligible employees were awarded on May 14, 2013. The Compensation Committee selected this date for the annual merit equity grants to the EMT because it coincided with the merit equity grants for all employees, which is timed to follow our annual performance and potential review cycle in the first quarter. Further, the Compensation Committee's practice is to approve grants made to members of the EMT during a regularly scheduled meeting, with the grant effective on the 10th business day of the month following Compensation Committee approval of the grant. In 2014, in connection with the adoption of the new performance vested equity plan for EMT members, we modified this practice so that the timing of the EMT performance equity grants occur earlier in the calendar year to better align with the beginning and end of the fiscal years, when plan and achievement metrics are determined. Accordingly, the EMT equity awards will be granted on the next closest 10th business day of the month after Compensation Committee approval of the grant. The Compensation Committee met and approved the grants on February 26, 2014, hence the EMT equity awards will be granted on March 14, 2014.

        The Compensation Committee has created a sub-committee consisting of our CEO for the purpose of making new hire, promotion and specific retention grants to our employees that are not part of the EMT. Grants approved by the CEO must be made subject to an annual equity pool and guidelines approved by the Compensation Committee, and the CEO and Human Resources Department to provide quarterly tracking updates to the Compensation Committee regarding equity usage. Our practice for the grant date for new hire awards is the 10th business day of the month following the date of hire.

No-Hedging Policy

        Our company policies do not permit any employees or non-employee directors, including NEOs, to hold our common stock in a margin account, or hedge ownership by engaging in short sales or trading in any option contract or other derivative security involving Advent securities.

Tax Considerations

        We believe it is in our best interest, to the extent practical, to have compensation to our EMT be fully deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that publicly-held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1,000,000 per officer in a calendar year. Compensation that is "performance-based" compensation within the meaning of the Code does not count toward the $1,000,000 limit.

        We have taken steps to ensure that payments to members of the EMT under the Company bonus and equity compensation programs qualify as performance-based compensation under the Section 162(m) requirements, where feasible. The Compensation Committee retains the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention. Stock options and stock-settled stock appreciation rights, and performance-contingent restricted stock units granted after April 1, 2012 granted under our 2002 Stock Plan are designed to qualify as performance-based compensation exempt from the deductibility limits imposed by Section 162(m). However, the application of Section 162(m) is complex and may change over time (with potentially retroactive effect).

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation for fiscal 2013, 2012 and 2011 of our (i) Principal Executive Officer, (ii) Principal Financial Officer and (iii) our three other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2013, who were serving as executive officers at the end of fiscal year 2013.

		Annual Compensation			Non-Equity
Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
David Peter F. Hess Jr.(5)	2013	493,750	665,539	1,478,793	600,000	679,573	3,917,655
Chief Executive Officer and President	2012	426,500	498,386	1,135,380	261,000	42,441	2,363,707
	2011	368,500	196,685	440,269	272,500	25,664	1,303,618
James S. Cox(6)	2013	342,500	239,226	533,004	295,000	87,364	1,497,094
Executive Vice President and Chief	2012	328,750	318,620	744,385	137,700	28,362	1,557,817
Financial Officer	2011	301,250	93,943	210,278	165,000	25,527	795,998
Todd J. Gottula(7)	2013	297,500	156,417	347,889	290,000	35,409	1,127,215
Executive Vice President, Global	2012	285,625	556,304	1,306,580	148,100	43,689	2,340,298
Solutions Development and Chief Technology Officer
Christopher J. Momsen(8)	2013	365,700	138,015	304,270	320,000	70,623	1,198,608
Executive Vice President, Global Sales	2012	338,837	556,304	1,306,580	148,100	46,485	2,396,306
and Solutions
Anthony E. Sperling(9)	2013	308,125	122,680	275,545	260,000	314,864	1,281,214
Executive Vice President, Global	2012	299,375	439,080	1,029,098	149,200	43,209	1,959,962
Client Experience
(1)
Stock awards consist of RSUs. These amounts do not reflect the actual economic value realized by the NEOs. In accordance with SEC rules, the value of stock awards are based on the closing price of the stock on the date of grant multiplied by the number of shares awarded and disregard the impact of estimated forfeitures.

(2)
Option awards consist of SARs, which are valued based on aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, "Compensation-Stock Compensation." These amounts do not reflect the actual economic value realized by the NEO. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. The assumptions and estimates are explained more fully in Note 13 to the Company's consolidated financial statements for the fiscal year ended December 31, 2013, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014.

(3)
Amounts consist of bonuses earned for services rendered in fiscal 2013, 2012 and 2011 under the 2013, 2012 and 2011 Executive Short-Term Incentive Plan, respectively, and paid in February 2014, 2013 and 2012, respectively.

(4)
All other compensation primarily consists of cash payments related to the equity award modification in 2013, premiums paid for life insurance where the Company is not the beneficiary, compensation for sales achievement (president's council), matching contributions made by Advent under the tax-qualified 401(k) Plan, which provides for broad-based employee participation, and amounts paid for health care.

In June 2013, the Company's Board approved a one-time special cash dividend (the "Special Dividend") of $9.00 per share payable on each Common Share. In connection with the declaration of the Special Dividend, equity award modifications were made in a manner that was intended to preserve the pre-cash dividend economic value of all outstanding awards. For holders of outstanding stock options and SARs for which there otherwise could be a negative tax consequence, the exercise price was reduced only to the extent that there would be no tax consequence and Advent made a cash payment to the option and SAR holders for the difference between $9.00 and the exercise price reduction of the award. For RSU holders, the equivalent of $9.00 per common share underlying the RSU is payable on the date the RSU vests. The cash payments made in connection with these option, SARs and RSU modifications are reflected in the table above. The equity award modification is more fully described in Note 13 to the

  Company's consolidated financial statements for the fiscal year ended December 31, 2013, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014.

Name	Fiscal Year	Health Insurance ($)	President's Council ($)	401(k) Matching Contribution ($)	Cash Payment for Option/SAR Equity Modification ($)	Cash Payment Upon RSU Vesting ($)	Miscellaneous ($)	Total ($)
David Peter F.	2013	20,075	10,533	10,200	638,466	—	299	679,573
Hess Jr.	2012	18,148	14,102	10,000	—	—	191	42,441
	2011	15,684	—	9,800	—	—	180	25,664
James S. Cox	2013	18,847	—	10,200	24,110	33,750	457	87,364
	2012	18,171	—	10,000	—	—	191	28,362
	2011	15,547	—	9,800	—	—	180	25,527
Todd J. Gottula	2013	19,415	—	10,200	—	—	5,794	35,409
	2012	18,613	17,347	7,556	—	—	173	43,689
Christopher J.	2013	18,759	25,174	10,200	15,876	—	614	70,623
Momsen	2012	17,794	18,500	10,000	—	—	191	46,485
Anthony E.	2013	19,714	16,603	10,200	244,225	—	24,122	314,864
Sperling	2012	18,161	14,770	10,000	—	—	278	43,209

(5)
On January 3, 2012, Advent's Board appointed Mr. Hess to the position of CEO effective June 30, 2012.

(6)
Mr. Cox was promoted to Executive Vice President in November 2012.

(7)
Mr. Gottula was promoted to Executive Vice President, Global Solutions Development and Chief Technology Officer in November 2012.

(8)
Mr. Momsen was promoted to Executive Vice President, Global Sales and Solutions in November 2012.

(9)
Mr. Sperling was promoted to Executive Vice President, Global Client Experience in November 2012.

GRANTS OF PLAN-BASED AWARDS

        The following table shows all plan-based awards granted to the Named Executive Officers during fiscal 2013.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number Of Shares of Stock	All Other Option Awards: Number Of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	or Units (#)(5)	Underlying Options (#)(6)	Option Awards ($/Sh)(7)	Awards ($)(8)
David Peter F. Hess Jr.	05/14/13	—	—	—	21,700	—	—	665,539
	05/14/13	—	—	—	—	139,000	21.67	1,478,793
		—	500,000	1,250,000	—	—	—	—
James S. Cox	05/14/13	—	—	—	7,800	—	—	239,226
	05/14/13	—	—	—	—	50,100	21.67	533,004
		—	225,000	562,500	—	—	—	—
Todd J. Gottula	05/14/13	—	—	—	5,100	—	—	156,417
	05/14/13	—	—	—	—	32,700	21.67	347,889
		—	220,000	550,000	—	—	—	—
Christopher J. Momsen	05/14/13	—	—	—	4,500	—	—	138,015
	05/14/13	—	—	—	—	28,600	21.67	304,270
		—	268,300	670,750	—	—	—	—
Anthony E. Sperling	05/14/13	—	—	—	4,000	—	—	122,680
	05/14/13	—	—	—	—	25,900	21.67	275,545
		—	210,000	525,000	—	—	—	—
(1)
These amounts represent awards payable under the 2013 Executive Short-Term Incentive Plan. Actual amounts paid under the 2013 Executive Short-Term Incentive Plan are disclosed in the Summary Compensation Table.

(2)
The threshold amounts represent the minimum payouts if both business performance and individual performance are below target levels.

(3)
The target amounts represent the potential payout if both business performance and individual performance are at target levels.

(4)
The maximum amounts represents the maximum payouts under the 2013 Executive Short-Term Incentive Plan.

(5)
Represents grants of performance-based RSUs.

(6)
Represents grants of SARs.

(7)
The exercise price reflects the impact of the equity award modification in June 2013.

(8)
The value of a stock or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718, "Compensation-Stock Compensation".

OUTSTANDING EQUITY AWARDS

        The following table summarizes all outstanding equity awards held by the Named Executive Officers at December 31, 2013.

	Option Awards						Stock Awards

Name	Option Award Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock that have not Vested (#)(4)	Market Value of Shares or Units of Stock that have not Vested ($)(5)
David Peter F. Hess Jr.	03/14/06	(1)	78,935	—	7.84	03/14/16			—	—
	02/14/07	(1)	35,000	—	9.57	02/14/17			—	—
	05/14/08	(1)	25,200	—	11.88	05/14/18			—	—
	01/15/09	(1)	59,000	1,000	7.84	01/15/19			—	—
	05/14/09	(1)	39,000	—	7.84	05/14/19			—	—
	05/14/10	(1)	52,854	6,146	12.75	05/14/20			—	—
	05/13/11	(1)	30,289	16,611	17.91	05/13/21			—	—
	05/14/12	(1)	18,826	28,734	17.80	05/14/22			—	—
	07/16/12	(1)	24,994	45,576	18.23	07/16/22			—	—
	05/14/13	(1)	—	139,000	21.67	05/14/23			—	—
			—	—	—	—	05/14/10		5,000	174,750
			—	—	—	—	05/13/11		3,654	127,707
			—	—	—	—	05/14/12		7,420	259,329
			—	—	—	—	07/16/12		11,000	384,450
			—	—	—	—	05/14/13	(3)	21,700	758,415
Total			364,098	237,067					48,774	1,704,651
James S. Cox	07/15/08	(1)	30,000	—	8.00	07/15/18			—	—
	08/14/08	(1)	10,000	—	15.01	08/14/18			—	—
	09/15/09	(1)	35,000	—	10.79	09/15/19			—	—
	05/13/11	(1)	14,467	7,933	17.91	05/13/21			—	—
	05/14/12	(1)	8,380	12,790	17.80	05/14/22			—	—
	11/14/12	(2)	—	70,000	12.10	11/14/22			—	—
	05/14/13	(1)	—	50,100	21.67	05/14/23			—	—
			—	—	—	—	05/13/11		1,745	60,988
			—	—	—	—	05/14/12		3,300	115,335
			—	—	—	—	11/14/12	(3)	10,909	381,270
			—	—	—	—	05/14/13	(3)	7,800	272,610
Total			97,847	140,823					23,754	830,203
Todd J. Gottula	05/14/10	(1)	—	2,425	12.75	05/14/20			—	—
	05/13/11	(1)	—	8,167	17.91	05/13/21			—	—
	05/14/12	(1)	—	13,860	17.80	05/14/22			—	—
	11/14/12	(2)	—	140,000	12.10	11/14/22			—	—
	05/14/13	(1)	—	32,700	21.67	05/14/23			—	—
			—	—	—	—	05/14/10		2,000	69,900
			—	—	—	—	05/13/11		1,745	60,988
			—	—	—	—	05/14/12		3,580	125,121
			—	—	—	—	11/14/12	(3)	21,818	762,539
			—	—	—	—	05/14/13	(3)	5,100	178,245
Total			—	197,152					34,243	1,196,793
Christopher J. Momsen	08/14/08	(1)	60,000	—	15.01	08/14/18			—	—
	05/14/10	(1)	604	2,396	12.75	05/14/20			—	—
	05/13/11	(1)	14,467	7,933	17.91	05/13/21			—	—
	05/14/12	(1)	9,080	13,860	17.80	05/14/22			—	—
	11/14/12	(2)	—	140,000	12.10	11/14/22			—	—
	05/14/13	(1)	—	28,600	21.67	05/14/23			—	—
			—	—	—	—	05/14/10		2,000	69,900
			—	—	—	—	05/13/11		1,745	60,988
			—	—	—	—	05/14/12		3,580	125,121
			—	—	—	—	11/14/12	(3)	21,818	762,539
			—	—	—	—	05/14/13	(3)	4,500	157,275
Total			84,151	192,789					33,643	1,175,823

	Option Awards						Stock Awards

Name	Option Award Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock that have not Vested (#)(4)	Market Value of Shares or Units of Stock that have not Vested ($)(5)
Anthony E. Sperling	04/17/06	(1)	22,400	—	7.84	04/17/16				—
	02/14/07	(1)	21,000	—	9.57	02/14/17			—	—
	05/14/08	(1)	12,600	—	11.88	05/14/18			—	—
	05/14/09	(1)	42,000	—	7.84	05/14/19			—	—
	05/14/10	(1)	20,604	2,396	12.75	05/14/20			—	—
	05/13/11	(1)	14,467	7,933	17.91	05/13/21			—	—
	05/14/12	(1)	8,883	13,557	17.80	05/14/22			—	—
	11/14/12	(2)	—	105,000	12.10	11/14/22			—	—
	05/14/13	(1)	—	25,900	21.67	05/14/23			—	—
			—	—	—	—	05/14/10		2,000	69,900
			—	—	—	—	05/13/11		1,745	60,988
			—	—	—	—	05/14/12		3,500	122,325
			—	—	—	—	11/14/12	(3)	16,364	571,922
			—	—	—	—	05/14/13	(3)	4,000	139,800
Total			141,954	154,786					27,609	964,935
(1)
Options and SARs granted prior to February 1, 2009 vest 20% on the first anniversary of the grant date and the remainder vests in equal monthly installments over the ensuing 48 months. Grants made after Febuary 1, 2009 vest 25% on the first anniversary of the grant date and the remainder vests in equal monthly installments over the ensuing 36 months.

(2)
Represents grants of SARs that vest over a four-year period with 50% of the shares vesting on the second anniversary of the grant date and the remainder vesting in equal monthly installments over the ensuing 24 months.

(3)
Represents grants of performance-based RSUs. Dependent upon the achievement date of the Performance Goal, the awards will vest as follows:

Performance Goal:	Date Performance Goal is Achieved:	Equity Vesting Schedule:
Positive Annual Non-GAAP Operating Profit	Fiscal Year 2013	50% of the Restricted Stock Units will vest on the two year anniversary of the Date of Grant and 50% of the Restricted Stock Units will vest on the four year anniversary of the Date of Grant
Positive Annual Non-GAAP Operating Profit	Fiscal Year 2014	50% of the Restricted Stock Units will vest on the three year anniversary of the Date of Grant and 50% of the Restricted Stock Units will vest on the five year anniversary of the Date of Grant

  The Performance Goal is defined as achievement of a positive non-GAAP operating profit (GAAP operating profit excluding stock compensation, amortization of acquired intangibles, restructuring charges, recapitalization costs and transaction related fees). If the Performance Goal is not achieved in either fiscal year 2014 or 2015, the performance-based RSUs will be forfeited back to the Company.

(4)
Represents grants of RSUs that vest over a four-year period with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant. The shares will be converted on a one-to-one basis into shares of Advent common stock immediately upon vesting.

(5)
Value is based on the closing price of Advent common stock of $34.95 on December 31, 2013, as reported on the Nasdaq Global Select Market.

 OPTION AWARD EXERCISES AND STOCK VESTED

        The following table summarizes all equity awards exercised or vested, and value realized by Advent's Named Executive Officers during fiscal 2013.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David P.F. Hess Jr.	32,563	595,999	6,955	211,592
James S. Cox	38,600	995,280	7,296	221,148
Todd J. Gottula	45,487	449,499	1,973	60,102
Christopher J. Momsen	178,200	3,303,050	3,946	120,203
Anthony E. Sperling	40,350	991,145	5,346	163,141
(1)
The value realized equals the difference between the option award exercise price and the fair market value of Advent common stock on the date of exercise, multiplied by the number of shares for which the option award was exercised.

(2)
The value realized was calculated by multiplying the number of stock awards vested by the fair market value of the underlying shares on the vesting date.

PENSION BENEFITS

        Advent's Named Executive Officers received no benefits in fiscal 2013 from Advent under defined pension or defined contribution plans other than the tax qualified 401(k) Plan.

NONQUALIFIED DEFERRED COMPENSATION

        Advent's Named Executive Officers received no benefits in fiscal 2013 from Advent under nonqualified deferred compensation plans.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE-IN-CONTROL

        The table below summarizes the estimated value of severance and change-of-control benefits for each of the Named Executive Officers as of December 31, 2013 under the Advent Executive Severance Plan (the "Severance Plan") (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012) and a written description of certain provisions of the Severance Plan follows the table. The actual amount to be paid out can only be determined at the time of such executive's separation from the Company:

Name	Payment Trigger Event(1)	Cash Severance($)(2)	Benefits($)(3)	Equity Acceleration($)(4)	Total Value($)
	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	500,000	25,000	2,089,616	2,614,616

David Peter F. Hess, Jr.	Involuntary Termination Related to Change-of-Control	500,000	25,000	4,232,957	4,757,957

	Change-of-Control Only	—	—	—	—

	Death	250,000	12,500	—	262,500

	Disability	250,000	12,500	—	262,500

	Retirement	—	—	—	—
	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	345,000	25,000	1,530,923	1,900,923

James S. Cox	Involuntary Termination Related to Change-of-Control	345,000	25,000	2,803,568	3,173,568

	Change-of-Control Only	—	—	—	—

	Death	172,500	12,500	—	185,000

	Disability	172,500	12,500	—	185,000

	Retirement	—	—	—	—
	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	300,000	25,000	2,482,777	2,807,777

Todd J. Gottula	Involuntary Termination Related to Change-of-Control	300,000	25,000	4,186,694	4,511,694

	Change-of-Control Only	—	—	—	—

	Death	150,000	12,500	—	162,500

	Disability	150,000	12,500	—	162,500

	Retirement	—	—	—	—
	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	365,700	25,000	2,577,153	2,967,853

Christopher J. Momsen	Involuntary Termination Related to Change-of-Control	365,700	25,000	4,300,547	4,691,247

	Change-of-Control Only	—	—	—	—

	Death	182,850	12,500	—	195,350

	Disability	182,850	12,500	—	195,350

	Retirement	—	—	—	—
	Voluntary Termination	—	—	—	—

	Termination for Cause	—	—	—	—

	Involuntary Termination Unrelated to Change-of-Control	310,000	25,000	2,047,574	2,382,574

Anthony E. Sperling	Involuntary Termination Related to Change-of-Control	310,000	25,000	3,444,411	3,779,411

	Change-of-Control Only	—	—	—	—

	Death	155,000	12,500	—	167,500

	Disability	155,000	12,500	—	167,500

	Retirement	—	—	—	—
(1)
Change of control is defined in the Severance Plan as: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any "person" or group of persons becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members.

  In the event of an involuntary termination (other than for "Cause" as defined in the Severance Plan) or voluntary termination for "Good Reason" (as defined in the Severance Plan) within 12 months following a change of control, executives will be entitled to severance payments consisting of: (i) continuing payments at a rate equal to his base salary rate, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; (ii) all expense reimbursements and any other benefits due to the executive through the date of termination of employment in accordance with established Company plans and policies applicable to the executive; (iii) Company-paid coverage for a period of 12 months for the executive and the executive's eligible dependents under the Company's health benefit plans (or, at the Company's option, coverage under a separate plan); (iv) all of the executive's outstanding stock options (or other rights to purchase common stock of the Company), stock appreciation rights, restricted stock, restricted stock units, or performance shares, (collectively "Equity Compensation") on the termination date, have their vesting accelerated as to 30 months of additional vesting, with post-termination exercisability as specified in the applicable Equity Compensation agreement; and (v) such other compensation or benefits from the Company as may be available under Company benefit plans.

  The Severance Plan also provides the foregoing benefits for members of the EMT who are involuntarily terminated (other than for "Cause"), other than within 12 months following a change in control, with the exception that the vesting of any unvested Equity Compensation is 12 months. In the event of an executive's death or disability, the executive or his/her estate will receive six months of base salary, six months of benefits coverage, and any other compensation or benefit as required by law.

(2)
Executives receive 12 months of salary for any involuntary termination (unrelated and related to change-of-control). Payments are made monthly over the relevant twelve-month period subject to the individual signing a release of claims in favor of the Company. Executives receive 6 months salary for termination due to death or disability. Payments are made monthly over the relevant six-month period.

(3)
Represents company portion of healthcare premium. Executives receive 12 months of healthcare continuation for any involuntary termination and 6 months of healthcare coverage for termination due to death or disability.

(4)
Executives receive 12 months vesting acceleration on outstanding equity awards for involuntary termination unrelated to a change-of-control and 30 months vesting acceleration for termination related to a change-of-control. Calculations are based on outstanding equity awards as of December 31, 2013 and a year-end stock price of $34.95. In addition, our equity plans provide that outstanding equity awards fully vest in the event of a change-of-control where the acquirer does not assume or substitute for outstanding awards. In the event of accelerated vesting because of non-assumption of outstanding equity awards in connection with a change-of-control, executives would receive accelerated vesting of equity awards with an intrinsic value of $5,251,993 for Mr. Hess, $3,449,557 for Mr. Cox, $4,129,009 for Mr. Sperling, $5,089,788 for Mr. Gottula and $5,180,699 for Mr. Momsen (assuming a December 31, 2013 transaction date and a per share transaction price of $34.95).

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes as of December 31, 2013, the number of outstanding equity awards granted to employees, directors and non-employees, as well as the number of equity awards remaining available for future issuance, under the Company's compensation plans:

	(a) Number of securities to be issued upon exercise of outstanding options and stock appreciation rights	(b) Weighted-average exercise price of outstanding options and stock appreciation rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders	6,748,582(1)(2)	$15.05(3)	4,254,546(4)
Equity compensation plans not approved by security holders(5)	1,000	$7.84	—
Total	6,749,582	$15.05(3)	4,254,546(4)
(1)
Includes 1,446,970 of stock options, 1,159,095 of RSUs and 4,142,517 of SARs. RSUs generally vest over four years and entitle the holder to the issuance of one share of common stock for each vested unit. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. Grants of SARs made prior to February 1, 2009 vest 20% on the first anniversary of the grant date and the remainder vest in equal monthly installments over the ensuing 48 months. Grants of SARs made after Febuary 1, 2009 vest 25% on the first anniversary of the grant date and the remainder vest in equal monthly installments over the ensuing 36 months. Upon exercise, SARs will be settled in shares of Advent common stock.

(2)
Excludes purchase rights accruing under the 2005 ESPP.

(3)
Calculated without taking into account 1,159,095 shares of common stock subject to outstanding RSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)
Includes 1,208,604 shares available for future issuance under the 2005 ESPP and 3,045,942 shares available for future issuance under the 2002 Stock Plan.

(5)
Amounts correspond to Advent's 1998 Non-statutory Stock Option Plan, described below.

        Our 1998 Non-statutory Stock Option Plan, which was not subject to stockholder approval, was adopted in 1998. On February 26, 2007, the Board terminated the 1998 Non-Statutory Stock Option Plan. This plan permitted the grant of options to purchase up to 600,000 shares to be granted to eligible employees. Officers and members of the Board were not eligible to participate in this plan. The plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company's success. Only non-statutory stock options were able to be granted under the plan. The plan was administered by the Board.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of common stock of the Company as of March 10, 2014 for the following: (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding shares of the Company's common stock; (ii) each of the Company's Directors or nominees for Director; (iii) each of the Named Executive Officers in the Summary Compensation Table on page 49 hereof; and (iv) all Directors and Named Executive Officers of the Company as a group.

5% Stockholders, Directors and Named Executive Officers	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders
TPG Capital, L.P.(3)	7,542,279	14.7
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
BAMCO Inc.(3)	4,709,194	9.2
767 Fifth Avenue, 49th Floor
New York, NY 10153
The London Company(3)	3,718,534	7.2
1801 Bayberry Court, Suite 301
Richmond, VA 23226
BlackRock Fund Advisors(3)	3,335,738	6.5
40 East 52nd Street
New York, NY 10022
Stephanie G. DiMarco(4)	3,040,562	5.9
c/o Advent Software, Inc.
600 Townsend Street
San Francisco, CA 94103
Neuberger Berman Management, LLC(3)	2,734,571	5.3
605 Third Avenue
New York, NY 10158
The Vanguard Group, Inc.(3)	2,629,884	5.1
100 Vanguard Blvd.
Malvern, PA 19355
All 5% stockholders as a group	27,710,762	53.9

Directors and Named Executive Officers
Stephanie G. DiMarco(4)	3,040,562	5.9
Asiff S. Hirji(5)	14,977	*
James D. Kirsner(6)	177,767	*
Christine S. Manfredi(7)	64,516	*
Robert M. Tarkoff(8)	4,241	*
Wendell G. Van Auken(9)	103,167	*
David P.F. Hess Jr.(10)(16)	249,496	*
James S. Cox(11)(16)	70,380	*
Todd J. Gottula(12)(16)	1,421	*
Christopher J. Momsen(13)(16)	49,778	*
Anthony E. Sperling(14)(16)	123,060	*
Michael L. Frandsen**	—	*
All directors and named executive officers as a group (12 persons)(15)	3,899,365	7.6

*
Less than 1%

**
Director nominee

(1)
The number and percentage of shares beneficially owned is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 10, 2014 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.

(2)
The total number of shares of the Company's common stock outstanding as of March 10, 2014 was 51,402,313.

(3)
This information was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

(4)
Ms. DiMarco is the founder of the Company. Share amounts include 2,341,662 shares of common stock held in the name of DiMarco/Harleen Revocable Living Trust, 309,654 shares of common stock held in the name of DiMarco/Harleen 1996 Charitable Trust and 1,529 shares directly owned. In addition, share amount includes options to purchase 215,042 shares of common stock and SARs to acquire 174,204 shares of common stock exercisable within sixty days of March 10, 2014.

(5)
Share amount includes 2,479 shares of common stock held directly and SARs to acquire 12,498 shares of common stock that are exercisable within sixty days of March 10, 2014.

(6)
Share amount includes 40,311 shares of common stock held by the Kirsner Family Trust, options to purchase 84,000 shares of common stock and SARs to acquire 53,456 shares of common stock exercisable within sixty days of March 10, 2014.

(7)
Share amount includes 15,511 shares of common stock and SARs to acquire 49,005 shares of common stock that are exercisable within sixty days of March 10, 2014.

(8)
Share amount includes SARs to acquire 4,241 shares of common stock that are exercisable within sixty days of March 10, 2014.

(9)
Share amount includes 12,711 common shares held by the Wendell G. & Ethel S. Van Auken Trust, 13,000 shares held by Dog Hill Partners LP, options to purchase 24,000 shares of common stock and SARs to acquire 53,456 shares of common stock exercisable within sixty days of March 10, 2014.

(10)
Share amount includes 12,935 common shares held directly and SARs to acquire 236,561 shares of common stock exercisable within sixty days of March 10, 2014.

(11)
Share amount includes 12,190 common shares held directly and SARs to acquire 58,190 shares of common stock that are exercisable within sixty days of March 10, 2014.

(12)
Share amount includes 2 common shares held directly and SARs to acquire 1,419 shares of common stock that are exercisable within sixty days of March 10, 2014.

(13)
Share amount includes 4,349 common shares held directly and SARs to acquire 45,429 shares of common stock exercisable within sixty days of March 10, 2014.

(14)
Share amount includes 26,300 common shares held directly and SARs to acquire 96,760 shares of common stock exercisable within sixty days of March 10, 2014.

(15)
Share amount includes options to purchase 323,042 shares of common stock exercisable within sixty days of March 10, 2014.

(16)
As of March 10, 2014, the Named Executive Officers listed below each held SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant and vests over four or five years. Upon exercise, SARs are settled in shares of Advent common stock. Before taxes, the number of shares of common stock issuable from in-the-money SARs exercisable within sixty days of March 10, 2014 for the Named Executive Officers listed below were as follows:

	Number of SARs Exercisable within 60 days of 3/10/2014	Exercise Price	Common Stock Fair Market Value as of 3/10/2014	Total Appreciation	Number of Shares of Common Stock Issuable from SARs Exercisable within 60 days of 3/10/2014
David P.F. Hess Jr.	30,875	$18.23	$31.99	$424,840	13,280
	34,198	$17.91	$31.99	$481,508	15,052
	22,789	$17.80	$31.99	$323,376	10,109
	57,771	$12.75	$31.99	$1,111,514	34,746
	60,000	$7.84	$31.99	$1,449,000	45,295
	25,200	$11.88	$31.99	$506,772	15,842
	63,935	$7.84	$31.99	$1,544,030	48,266
	35,000	$9.57	$31.99	$784,700	24,530
	39,000	$7.84	$31.99	$941,850	29,442
James S. Cox	16,334	$17.91	$31.99	$229,983	7,189
	10,144	$17.80	$31.99	$143,943	4,500
	10,000	$15.01	$31.99	$169,800	5,308
	35,000	$10.79	$31.99	$742,000	23,195
	24,000	$8.00	$31.99	$575,760	17,998
Todd J. Gottula	467	$17.91	$31.99	$6,575	206
	956	$17.80	$31.99	$13,566	424
	479	$12.75	$31.99	$9,216	288
	467	$17.91	$31.99	$6,575	206
	491	$12.75	$31.99	$9,447	295
Christopher J. Momsen	16,334	$17.91	$31.99	$229,983	7,189
	10,992	$17.80	$31.99	$155,976	4,876
	60,000	$15.01	$31.99	$1,018,800	31,847
	2,521	$12.75	$31.99	$48,504	1,516
Anthony E. Sperling	16,334	$17.91	$31.99	$229,983	7,189
	10,753	$17.80	$31.99	$152,585	4,770
	22,521	$12.75	$31.99	$433,304	13,545
	12,600	$11.88	$31.99	$253,386	7,921
	22,400	$7.84	$31.99	$540,960	16,910
	21,000	$9.57	$31.99	$470,820	14,718
	42,000	$7.84	$31.99	$1,014,300	31,707

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY INFORMATION

        The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Advent's preference to avoid related party transactions.

        Advent's Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. For purposes of this section, "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K.

        The individuals and entities that are considered "related persons" include:

  1.
  Directors, nominees for director and the EMT of the Company;

  2.
  Any person known to be the beneficial owner of five percent or more of the Company's common stock (a "5% Stockholder"); and

  3.
  Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, members of the EMT and 5% Stockholder.

        In addition, the Audit Committee is responsible for reviewing and monitoring Advent's Code of Business Ethics and Conduct with respect to Advent's principal executive and senior financial officers. Under the Code of Business Ethics and Conduct, directors, officers and all employees are expected to avoid any relationship, influence or activity that would cause or appear to cause a conflict of interest. Under Advent's Corporate Governance Principles, the Corporate Governance and Nominating Committee and the Board considers questions of possible conflicts of interest of directors and Named Executive Officers, other than related party transactions reviewed by the Audit Committee, and approves or prohibits any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity. Under the Principles, directors must recuse themselves from any Board meeting when the Board is considering a transaction in which the director has a financial or other material interest.

        Related party transactions are disclosed in Advent's applicable filings with the Securities and Exchange Commission as required under SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2013, there were no transactions, nor are there any currently proposed transactions, in which Advent was or is to be a participant, the amount involved exceeded $120,000, and any related person had or will have a material direct or indirect interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act ("Section 16(a)") requires the directors and certain officers of the Company, and persons who own ten percent or more of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

        Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms required for such persons were filed, the Company believes that during 2013 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with, with the exceptions noted below.

  •
  A late Form 4 report was filed for Messrs. Cox, Momsen and Tarkoff, and Ms. DiMarco on July 18, 2013 to report the amendment to outstanding option awards associated with the equity award modification that occurred on July 10, 2013.

 AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        The Company is making its 2013 Annual Report, which also contains the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (not including documents incorporated by reference), available to stockholders on the Internet at http://materials.proxyvote.com/007974. The Company will also provide copies of its 2013 Annual Report to registered stockholders. Additional copies of the Company's 2013 Annual Report are available without charge to stockholders upon written request to: Corporate Secretary, Advent Software Inc., 600 Townsend Street, Suite 500, San Francisco, California 94103. You may review the Company's filings with the Securities and Exchange Commission by visiting the Company's Investor Relations website at www.advent.com.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the postage-paid return envelope provided. Beneficial owners also have the option to vote your shares via the Internet. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RANDALL COOK Randall Cook Senior Vice President, General Counsel & Secretary
San Francisco, California March 27, 2014

Appendix A

ADVENT SOFTWARE, INC.

2002 STOCK PLAN

(as amended and restated effective as of May 18, 2005)
(as amended and restated effective as of April 1, 2008)
(as amended and restated effective as of April 1, 2009)
(as amended and restated effective as of April 1, 2010)
(as amended and restated effective as of April 1, 2012)
(as amended and restated effective as of June 12, 2013)
(as amended and restated effective as of April 1, 2014)

        1.    Purposes of the Plan.    The purposes of this Plan are:

    •
    to attract and retain the best available personnel for positions of substantial responsibility,

    •
    to provide additional incentive to Employees, Directors and Consultants, and

    •
    to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Affiliated SAR" means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

          (c)   "Annual Contract Value" means as to any Performance Period, the contribution to annual revenue from the contracts signed by the Company or business unit once they are fully implemented.

          (d)   "Applicable Laws" means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (e)   "Assets Under Administration" means financial properties that are managed by a bank or financial institution on behalf of clients.

          (f)    "Assets Under Management" means assets that are actively managed by fund managers and portfolio managers on behalf of investors.

          (g)   "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

          (h)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (i)    "Board" means the Board of Directors of the Company.

          (j)    "Cash Position" means as to any Performance Period, the Company's level of cash and cash equivalents.

          (k)   "Change in Control" means the occurrence of any of the following events:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

             (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

            (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (l)    "Code" means the Internal Revenue Code of 1986, as amended.

          (m)  "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (n)   "Common Stock" means the common stock of the Company.

          (o)   "Company" means Advent Software, Inc., a Delaware corporation.

          (p)   "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (q)   "Director" means a member of the Board.

          (r)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (s)   "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent shares deemed outstanding.

          (t)    "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (v)   "Exchange Program" means a program established by the Administrator under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii).

          (w)  "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, The NASDAQ including without limitation The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (x)   "Fiscal Year" means the fiscal year of the Company.

          (y)   "Free Cash Flow" means as to any Performance Period, the Company's Operating Cash Flow less cash used for purchases of property and equipment, and capitalized software development costs.

          (z)   "Freestanding SAR" means a SAR that is granted independently of any Option.

          (aa) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (bb) "Individual Objectives" means as to a Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator (in its discretion).

          (cc) "Net Income" means as to any Performance Period, the Company's or a business unit's income after taxes.

          (dd) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (ee) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (ff)  "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's cash flows from operations.

          (gg) "Operating Income" means as to any Performance Period, the Company's or a business unit's income from operations but excluding any unusual items.

          (hh) "Option" means a stock option granted pursuant to the Plan.

          (ii)   "Optioned Stock" means the Common Stock subject to an Award.

          (jj)   "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (kk) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (ll)   "Participant" means the holder of an outstanding Award, which shall include an Optionee.

          (mm)  "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (nn) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Assets Under Administration, (b) Assets Under Management, (c) Cash Position, (d) Earnings Per Share, (e) Free Cash Flow, (f) Individual Objectives, (g) Net Income, (h) Operating Cash Flow, (i) Operating Income, (j) Renewal Rate, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, (n) Revenue, (o) Sales Bookings (including Total Contract Value, Annual Contract Value, and other similar bookings measures), or (p) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. "Determination Date" means the latest possible date that will not jeopardize an Award's qualification as performance-based compensation under Section 162(m) of the Code. Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, "Determination Date" shall mean such date as the Administrator may determine in its discretion. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company's pro-forma results and/or results in accordance with generally accepted accounting principles.

          (oo) "Performance Share" means an Award granted to a Participant pursuant to Section 9.

          (pp) "Performance Unit" means an Award granted to a Participant pursuant to Section 9.

          (qq) "Period of Restriction" means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

          (rr)  "Plan" means this 2002 Stock Plan, as amended and restated.

          (ss)  "Renewal Rate" means as to any Performance Period, the percentage of customer contracts that were renewed.

          (tt)  "Restricted Stock" means an Award of Common Stock pursuant to Section 7 of the Plan.

          (uu) "Restricted Stock Unit" means an Award granted to a Participant pursuant to Section 10.

          (vv) "Return on Assets" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

          (ww)  "Return on Equity" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity.

          (xx) "Return on Sales" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue.

          (yy) "Revenue" means as to any Performance Period, the Company's or business unit's net sales.

          (zz) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (aaa)  "Section 16(b)" means Section 16(b) of the Exchange Act.

          (bbb)  "Service Provider" means an Employee, Director or Consultant.

          (ccc)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ddd)  "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

          (eee)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (fff) "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

          (ggg)  "Total Contract Value" means as to any Performance Period, the contribution to revenue from the contracts signed by the Company or business unit once they are fully implemented.

          (hhh)  "Total Shareholder Return" means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

        3.    Stock Subject to the Plan.

          (a)    Number of Shares.    Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares available for issuance under the Plan shall equal the sum of (i) 3,643,325 Shares, plus an additional increase of 900,000 Shares effective as of April 1, 2008 and approved by stockholders at the 2008 Annual Meeting, plus an additional increase of 1,800,000 Shares effective as of April 1, 2009 and approved by stockholders at the 2009 Annual Meeting, plus an additional increase of 1,500,000 Shares effective as of April 1, 2010 and approved by stockholders at the 2010 Annual Meeting, plus an additional increase of 1,900,000 Shares effective as of April 1, 2012 and approved by stockholders at the 2012 Annual Meeting, plus an additional increase of 4,750,000 shares effective as of May 7, 2014 and approved by stockholders at the 2014 Annual Meeting, plus (ii) any Shares (not to exceed 1,937,592) that otherwise would have been returned to the 1992 Stock Plan after December 31, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1992 Stock Plan, plus (iii) any Shares (not to exceed 92,837) that otherwise would have been returned to the 1998 Stock Plan after December 31, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1998 Stock Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares covered by the SAR, not the net number actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised. Similarly, if Shares are withheld to satisfy the minimum statutory withholding obligations arising in connection with the vesting, exercise or issuance of any Award (or delivery of the related Shares), such withheld Shares will not be available for future issuance under the Plan.

          (b)    Share Usage.

              (i)  If an Award expires without having been exercised in full, or is forfeited to the Company or surrendered pursuant to an Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

             (ii)  Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under paragraph (i) above.

            (iii)  Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units shall reduce the number of Shares available for issuance under the Plan by 1.92 Shares for each Share covered by such Awards. To the extent that a Share that was subject to an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units is recycled back into the Plan under Section 3(b)(i), the Plan shall be credited with 1.92 Shares.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board, or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, at its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to reduce the exercise price of any SAR or Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such SAR or Option shall have declined since the date the SAR or Option was granted, subject to the provisions of Section 4(c);

           (vii)  to institute an Exchange Program, subject to the provisions of Section 4(c);

          (viii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

             (x)  to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

            (xi)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (xiii)  to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

          (xiv)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Exchange Program; Option/SAR Repricing.    Notwithstanding anything in this Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

          (d)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Stock Options.

          (a)    Limitations.

              (i)  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

             (ii)  No Participant shall be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares.

            (iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

            (iv)  If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          (b)    Term of Option.    The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)    Option Exercise Price and Consideration.

            (i)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (A)  In the case of an Incentive Stock Option

                a)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and

                b)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (B)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (C)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

            (ii)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

            (iii)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (A)  cash;

              (B)  check;

              (C)  promissory note;

              (D)  other Shares, provided such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised and provided accepting such Shares will not result in adverse accounting consequences to the Company;

              (E)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (F)  a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

              (G)  any combination of the foregoing methods of payment; or

              (H)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          (d)    Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

            Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (ii)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iii)    Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iv)    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant's death. If, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        7.    Restricted Stock.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 100,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock.

          (b)    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c)    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)    Other Restrictions.    The Restricted Stock Agreement will contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

            (i)    General Restrictions.    The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

            (ii)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (iii)    Legend on Certificates.    The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Administrator may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

      "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Advent Software, Inc. 2002 Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Advent Software, Inc."

          (e)    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7(d)(iii) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

          (f)    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

          (g)    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

        8.    Stock Appreciation Rights.

          (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.

          (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

          (d)    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

          (e)    Exercise of Affiliated SARs.    An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

          (f)    Exercise of Freestanding SARs.    Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

          (g)    SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (h)    Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement, but not later than ten (10) years from the date of grant. Notwithstanding the foregoing, the rules of Section 6(d)(ii), 6(d)(iii) and 6(d)(iv) also will apply to SARs.

          (i)    Payment of SAR Amount.    Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the last market trading date preceding the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value based on the fair market value on the last market trading date preceding the exercise date, or in some combination thereof. Unless the Administrator determines otherwise, SARs for which payment upon exercise is made in cash will comply with the requirements of Section 409A of the Code and the regulations issued thereunder.

        9.    Performance Units and Performance Shares.

          (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $8,000,000 and (b) no Participant will receive more than 200,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 500,000 Performance Shares.

          (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

            (i)    General Performance Objectives.    The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

            (ii)    Section 162(m) Performance Objectives.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

          (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        10.    Restricted Stock Units.    Restricted Stock Units shall consist of Restricted Stock, Performance Share or Performance Unit Awards that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Awards may be paid out to Participants in the form of cash or Shares at the Administrator's discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive more than 100,000 Restricted Stock Units. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, the Participant may be granted up to an additional 250,000 Restricted Stock Units.

        11.    Transferability of Awards.    Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Options may not be transferred to a third party for consideration without the approval of Company stockholders.

        12.    Leaves of Absence.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        13.    Adjustments Upon Changes in Capitalization, Merger or Change in Control.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the

  Plan upon cancellation or expiration of an Award, the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 3, 6, 7(a), 8(b), 9(a) and 10 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          In the event of an extraordinary cash dividend by the Company, Participants holding an outstanding Award of Restricted Stock Units shall be entitled to receive a cash payment, with respect to each Share subject to the Award, in an amount equal to the per Share extraordinary cash dividend amount. Further, in the event of an extraordinary cash dividend by the Company, the per Share exercise price of each outstanding Award of Options or SARs shall be adjusted by reducing the per Share exercise price by an amount equal to the per Share extraordinary cash dividend amount; provided, however, that in the event that the Administrator determines in its sole discretion that a cash payment shall be made to a Participant holding an Award of Options or SARs, whether partially or entirely in lieu of a reduction to the Award's exercise price in order to prevent adverse tax consequences to the Participant with respect to the Award, then each such Award of Options or SARs shall be adjusted to reduce the Award's per Share exercise price to the extent the Administrator determines appropriate and advisable (unless the Administrator determines that no reduction shall be made) and with respect to each Share subject to such Award, a cash payment shall be made to the Participant holding the Award in an amount equal to the per Share extraordinary cash dividend amount less the amount of any reduction applied to the Award's per Share exercise price. Unless determined otherwise by the Administrator, any cash payment to be made pursuant to this paragraph shall be subject to the same restrictions on transferability and forfeitability as the Shares subject to the Award with respect to which the cash payment may be made. The foregoing Award adjustments, if any, shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Notwithstanding anything to the contrary, the Administrator, in its sole discretion, may determine not to apply the provisions of this paragraph to some or all Awards.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Change in Control.    In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

        In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Options or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable. All restrictions on Restricted Stock and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be as determined by the Board. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

        For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

        Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

        14.    No Effect on Employment or Service.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

        15.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        16.    Term of Plan.    Subject to Section 21 of the Plan, the amended and restated Plan shall become effective upon the date, in 2014, of its adoption by the Board. It shall continue in effect until April 1, 2024, unless terminated earlier under Section 17 of the Plan.

        17.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        18.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        19.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000200884_1 R1.0.0.51160 ADVENT SOFTWARE, INC. 600 TOWNSEND STREET SAN FRANCISCO, CA 94103 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 1a Stephanie G. DiMarco 1b David Peter F. Hess Jr. 1c James D. Kirsner 1d Wendell G. Van Auken 1e Asiff S. Hirji 1f Robert M. Tarkoff 1g Michael L. Frandsen The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014. 3 To approve the Company's amended and restated 2002 Stock Plan, including reserving 4,750,000 shares of common stock for issuance thereunder. 4 To approve, on an advisory basis, the compensation of our Named Executive Officers. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Yes No Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

0000200884_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K Wrap is/are available at www.proxyvote.com . ADVENT SOFTWARE, INC. Annual Meeting of Stockholders May 7, 2014 9:30 AM This proxy is solicited by the Board of Directors The stockholder hereby appoints David Peter F. Hess Jr. and James S. Cox, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADVENT SOFTWARE, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, PDT on May 7, 2014, at Advent Software 600 Townsend St, San Francisco, CA 94103, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side